EX 99.2

PURCHASE AGREEMENT

Dated February 13, 2006

By and Among

Legends Gaming, LLC,

Legends Gaming of Mississippi, LLC,

Legends Gaming of Louisiana-1, LLC,

Legends Gaming of Louisiana-2, LLC,

Isle of Capri Casinos, Inc.,

Riverboat Corporation of Mississippi - Vicksburg,

Louisiana Riverboat Gaming Partnership,

CSNO, L.L.C.,

LRGP Holdings, L.L.C. and

IOC Holdings, L.L.C.

1321671 94137007

ARTICLE IDEFINITIONS; INTERPRETATION2

1.01Definitions2

1.02Interpretation12

1.03Knowledge13

ARTICLE IIEARNEST MONEY; PURCHASE AND SALE; CLOSING DATE TRANSACTIONS BY LRGP, PURCHASE PRICE; ALLOCATION AND OTHER RELATED MATTERS13

2.01Earnest Money13

2.02Purchase and Sale of Purchased Assets14

2.03Retained Assets16

2.04Assumed Liabilities17

2.05Excluded Liabilities18

2.06LRGP Transferred Assets; LRGP Excluded Liabilities; Transfer of the LRGP Partnership Interests19

2.07Purchase Price; Calculation of Net Current Assets22

2.08Closing Payment Deliveries22

2.09Closing Financials23

2.10Purchase Price Settlement25

2.11Sales and Transfer Taxes25

2.12Allocation25

2.13Mississippi Sales and Use Taxes25

2.14Filing of Tax Returns26

ARTICLE IIICLOSING AND CLOSING DATE DELIVERIES26

3.01Closing26

3.02Closing Deliveries by Isle, the Sellers and the Partners26

3.03Closing Deliveries by Legends and the Purchasers27

3.04Non-Compete and Non-Solicitation Agreement28

3.05Right of First Refusal Agreement28

3.06Transition Services Agreement28

3.07Cooperation28

ARTICLE IVPRE-CLOSING FILINGS28

4.01HSR Act Filing28

4.02Gaming Authorities Filings and Suitability28

4.03Government Filings29

ARTICLE VPRE-CLOSING COVENANTS29

5.01Access to Records, etc29

5.02Maintenance of Business; Update to Disclosure Schedule30

5.03Pending Closing30

5.04Capital Expenditures32

5.05Non-Solicitation33

5.06Consents33

5.07Environmental Report34

5.08Computer Systems34

5.09LRGP Taxes35

5.10Isle Lenders Consent35

5.11Prior Period Audited Statements35

5.12Tax Deferred Exchange35

ARTICLE VIFINANCIAL STATEMENTS; OTHER PRIOR DELIVERIES AND PRE-CLOSING DELIVERIES36

6.01Pre-Signing Deliveries36

6.02Pre-Closing Title and Survey Delivery36

6.03Lender’s Commitment and McEnery Undertaking37

ARTICLE VIIWARRANTIES AND REPRESENTATIONS OF ISLE, THE SELLERS, THE PARTNERS AND LRGP37

7.01Due Incorporation37

7.02Authority38

7.03No Violations and Consents38

7.04LRGP Matters39

7.05Brokers39

7.06Sufficiency of Assets39

7.07Related Party Transactions39

7.08Title to Purchased Assets39

7.09Condition of Assets40

7.10Real Estate40

7.11Litigation and Compliance with Laws40

7.12Intellectual Property41

7.13Contracts41

7.14Financial Statements and Related Matters42

7.15Changes Since the Balance Sheet Date42

7.16Insurance43

7.17Licenses and Permits43

7.18Environmental Matters44

7.19Employee Benefit Plans and Employment Agreements46

7.20Taxes47

7.21Intentionally Omitted49

7.22Customer Database49

7.23Disclaimer of Other Representations or Warranties49

ARTICLE VIIIWARRANTIES AND REPRESENTATIONS OF LEGENDS AND THE PURCHASERS49

8.01Due Incorporation49

8.02Authority49

8.03No Violations50

8.04Brokers50

8.05Ownership; Equity Commitment50

8.06Gaming Licensing50

8.07Litigation51

8.08Financing51

8.09Purchase for Investment51

ARTICLE IXCONDITIONS TO CLOSING APPLICABLE TO THE PURCHASERS51

9.01No Termination51

9.02No Material Adverse Effect51

9.03Bring-Down of Seller Warranties51

9.04Pending Actions52

9.05Consents and Approvals52

9.06HSR Act52

9.07Closing Deliveries52

9.08Title Policy52

9.09Environmental Assessment Report52

9.10Lien Releases53

ARTICLE XCONDITIONS TO CLOSING APPLICABLE TO THE SELLERS AND THE PARTNERS53

10.01No Termination53

10.02Bring-Down of Purchaser Warranties53

10.03Pending Actions53

10.04HSR Act53

10.05Gaming Authorities53

10.06Closing Deliveries53

ARTICLE XITERMINATION54

11.01Termination54

11.02Effect of Termination55

11.03Remedies55

11.04Return of Confidential Information56

ARTICLE XIIINDEMNIFICATION57

12.01Isle, the Sellers’ and the Partners’ Indemnification57

12.02Limitation57

12.03Purchaser Indemnification58

12.04Indemnification Notice59

12.05Indemnification Procedure59

12.06Tax Effect60

12.07Environmental Indemnity60

12.08Sole Remedy; Other Limitation60

ARTICLE XIIIPENSION AND EMPLOYEE MATTERS61

13.01Employees to be Hired by Purchasers61

13.02Workers’ Compensation, Medical Claims and Retirees62

13.03Replacement Benefit Plans62

13.04401(k) Plan62

13.05No Assumption of Plans63

13.06No Third Party Beneficiaries63

ARTICLE XIVCERTAIN OTHER AGREEMENTS63

14.01Players’ Club63

14.02Destruction of Chips64

14.03Post-Closing Redemption of Chips64

14.04Post Closing Access to Records; Cooperation64

14.05Avoidance of Double Withholding Taxes65

14.06Bulk Sale Waiver and Indemnity65

14.07Certain Tax Matters65

14.08IsleOne Program66

14.09Use of Isle IP66

14.10Certain Environmental Matters68

ARTICLE XVMISCELLANEOUS68

15.01Cost and Expenses68

15.02Entire Agreement69

15.03Counterparts69

15.04Assignment, Successors and Assigns69

15.05Severability69

15.06Headings70

15.07Governing Law; Dispute Resolution; Waiver of Jury Trial70

15.08Press Releases70

15.09U.S. Dollars70

15.10Notices70

15.11No Third-Party Beneficiary71

15.12Disclosures71

15.13Specific Performance72

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TABLE OF CONTENTS
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PURCHASE AGREEMENT

This Purchase Agreement is made and entered into as of February 13, 2006 (this “Agreement”) by and among Legends Gaming, LLC, a Delaware limited liability company (“Legends”), Legends Gaming of Mississippi, LLC, a Mississippi limited liability company (“Legends-Miss”), Legends Gaming of Louisiana-1, LLC, a Louisiana limited liability company (“Legends 1”), Legends Gaming of Louisiana-2, LLC, a Louisiana limited liability company (“Legends 2”), Isle of Capri Casinos, Inc., a Delaware corporation (“Isle”), Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporation (“RCMV”), Louisiana Riverboat Gaming Partnership, a general partnership organized under the laws of the State of Louisiana (“LRGP”), CSNO, L.L.C., a Louisiana limited liability company (“CSNO”), LRGP Holdings, L.L.C., a Louisiana limited liability company, (“Holdings”), and IOC Holdings, L.L.C., a Louisiana limited liability company (“IOC Holdings”).

Recitals:

A. RCMV owns and operates a riverboat casino (the “Vicksburg Casino”) and a related hotel and recreational vehicle park (the “Vicksburg Related Properties”) in Vicksburg, Mississippi known as “Isle of Capri Casino-Vicksburg” (the Vicksburg Casino and Vicksburg Related Properties, collectively, referred to as the “Vicksburg Business”);

B. LRGP owns and operates a riverboat casino (the “Louisiana Casino,” and together with the Vicksburg Casino, the “Casinos” or, individually, a “Casino”) and a hotel adjacent to the Louisiana Casino (the “LRGP Hotel”) and IOC Holdings owns and operates a hotel (the “IOC Holdings Hotel” and, together with the LRGP Hotel, the “Louisiana Hotels”) in Bossier City, Louisiana known as “Isle of Capri Casino and Resort-Bossier City” (the Louisiana Casino and Louisiana Hotels, collectively, referred to as the “Louisiana Business”);

C. Isle owns, directly and indirectly, (i) all of the issued and outstanding capital stock of RCMV and (ii) 100% of the limited liability company interests in CSNO, Holdings and IOC Holdings;

D. CSNO owns 50% of the general partnership interests in LRGP, and Holdings owns the remaining 50% of the general partnership interests in LRGP;

E. CSNO and Holdings are hereinafter individually referred to as a “Partner” and collectively referred to as the “Partners”;

F. RCMV and IOC Holdings are hereinafter individually referred to as a “Seller” and collectively referred to as the “Sellers”;

G. The Sellers desire to sell the Vicksburg Business and the IOC Holdings Hotel and substantially all of their respective assets and properties and (i) Legends-Miss desires to acquire the Vicksburg Business and substantially all of the assets and properties of RCMV and (ii) Legends 1 desires to acquire the IOC Holdings Hotel and substantially all of the assets and properties of IOC Holdings, in each case on the terms and subject to the conditions hereinafter set forth;

H. Legends 1 and Legends 2 are hereinafter collectively referred to as the “Legends Louisiana LLCs” and Legends-Miss, Legends 1 and Legends 2 are sometimes individually referred to herein as a “Purchaser” and collectively referred to herein as the “Purchasers”; and

I. The Partners desire to sell 100% of the outstanding partnership interests in LRGP (hereinafter collectively referred to as the “LRGP Partnership Interests”) and each of the Legends Louisiana LLCs desires to acquire a 50% LRGP Partnership Interest, on the terms and subject to the conditions hereinafter set forth.

Now, therefore, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

Definitions; Interpretation

1.01  Definitions. Whenever used herein, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context clearly requires otherwise:

“2006 Capital Budget” - See Section 5.04(a).

“Accounts Receivable” - See Section 2.02(b).

“Adjusted EBITDA” shall mean net income before interest, income taxes, depreciation and amortization, adding management fees, non-recurring items and other charges and non-cash items (including, if applicable, the recording of expenses in connection with stock options from such time as Isle begins to expense stock options), as calculated in accordance with past practices.

“Adjustment Report” - See Section 2.09(c).

“Affiliate” shall mean a Person which, directly or indirectly, is controlled by, controls, or is under common control with, another Person. As used in the preceding sentence, “control” shall mean and include, but not necessarily be limited to, (i) the ownership of more than 50% of the voting securities or other voting interest of any Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Upon LRGP Liabilities” - See Section 2.06(d).

“Agreement” - See the Preamble.

“Ancillary Agreements” shall mean the Escrow Agreement, the Non-Compete Agreement, the ROFR Agreement and the Transition Services Agreement.

“Assigned Contracts” - See Section 2.02(h).

“Assumed Liabilities” - See Section 2.04.

“Assumed Taxes” shall mean (i) real and personal property Taxes related to the Purchased Assets or the assets and properties of LRGP to the extent such Taxes have accrued on or prior to the Closing Date (but are not yet due and payable) and have been separately reserved for as a Current Liability on the Closing Balance Sheet and (ii) withholding, payroll and employment taxes related to the Transferred Employees to the extent such taxes have accrued on or prior to the Closing Date (but are not yet due and payable) and have been separately reserved for as a Current Liability on the Closing Balance Sheet.

“Balance Sheet” - See Section 6.01(b).

“Balance Sheet Date” - See Section 6.01(b).

“Base Purchase Price” - See Section 2.07(a)(i).

“Benefit Plans” - See Section 7.19(b).

“Business” shall mean the Vicksburg Business and the Louisiana Business.

“Casinos” - See Recital B.

“CERCLA” - See Section 7.18(a).

“Certain Warranty Sections” - See Section 12.02(a).

“Claim” - See Section 14.04(b).

“Closing” - See Section 3.01.

“Closing Amount” shall mean the sum of the Closing Payment plus the Earnest Money.

“Closing Balance Sheet” - See Section 2.09(a).

“Closing Date” - See Section 3.01.

“Closing Financial Statements” - See Section 2.09(a).

“Closing Income Statement” - See Section 2.09(a).

“Closing Payment” - See Section 2.08(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commitment Letter” - See Section 8.08.

“Contracts” shall means contracts, leases, subleases, licenses, indentures, agreements, commitments, purchase orders, sales orders and all other legally binding arrangements.

“Correct Party” - See Section 2.09(d).

“Credit Agreement” shall mean the Third Amended and Restated Credit Agreement dated as of February 4, 2005 among Isle of Capri Casinos, Inc., the financial institutions listed therein as Lenders, Canadian Imperial Bank of Commerce, as Administrative Agent, and the other agents named therein and CIBC World Markets Corp., as Lead Arranger.

“CSNO” - See the Preamble.

“Current Assets” shall mean the assets described on Exhibit A attached hereto.

“Current Liabilities” shall mean the liabilities described on Exhibit B attached hereto.

“Date of the Notice of Claim” - See Section 12.05(b).

“Disclosure Schedule” shall mean the letter dated of even date herewith addressed and delivered to the Purchasers from the Sellers, the Partners and LRGP pursuant to Section 6.01(c) simultaneously with the execution and delivery of this Agreement.

“DOJ” shall mean the United States Department of Justice.

“Drop Dead Date” - See Section 11.01(f).

“Earnest Money” - See Section 2.01(a).

“EBITDA Adjustment” - See Section 2.07(c).

“EBITDA Adjustment Amount” - See Section 2.07(c).

“EBITDA Adjustment Calculation” - See Section 2.09(a).

“Effective Time” - See Section 3.01.

“Enforcement Division” shall mean the Riverboat Gaming Enforcement Division of the Louisiana State Police.

“Environmental Claim” means any and all Losses incurred by reason of the presence, Release, threatened Release, use, handling, treatment, storage, disposal or transportation of Hazardous Materials or related to a violation or alleged violation of or liability or alleged liability arising under Environmental Laws.

“Environmental Laws” - See Section 7.18(g).

“Environmental Tests” - See Section 12.07.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

“Escrow Agent” - See Section 2.01(a).

“Escrow Agreement” - See Section 2.01(a).

“Excluded Liabilities” - See Section 2.05.

“Financial Statements” - See Section 6.01(b).

“Financing” - See Section 8.08.

“FTC” shall mean the U.S. Federal Trade Commission.

“Gaming Approvals” shall mean the final approval by the (i) Mississippi Commission of the issuance to Legends-Miss of a gaming license for the operation of the Vicksburg Casino and (ii) Louisiana Gaming Authorities of the transfer of the LRGP Partnership Interests to the Legends Louisiana LLCs, in each case, in the same manner as the Casinos are currently being operated, including a finding of suitability as to McEnery and, if necessary, the Lender, without any limitations, restrictions or conditions not in effect on the date of this Agreement that are materially adverse to the operation of the Casinos or to the Purchasers, the Sellers, the Partners, LRGP or their respective Affiliates.

“Gaming Authority” or “Gaming Authorities” shall mean the Mississippi Commission, the Louisiana Gaming Authorities or the staff of the Mississippi Commission and the Louisiana Gaming Authorities, individually or collectively.

“Governmental Authority” shall mean the government of the United States or any state or any subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including the Gaming Authorities, the PBGC and other quasi-governmental entities established to perform such functions.

“Hazardous Material” - See Section 7.18(a).

“Holdings” - See the Preamble.

“Hotel Amenities” - See Section 2.02(d).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Improvements” shall mean the Mississippi Improvements, the LRGP Improvements and the IOC Holdings Improvements.

“Indemnified Party” - See Section 12.04.

“Indemnifying Party” - See Section 12.04.

“Independent Auditors” - See Section 2.09(d).

“Inventory” - See Section 2.02(d).

“Inventory Principles” - See Section 2.09(b).

“IOC Holdings” - See the Preamble.

“IOC Holdings Hotel” - See Recital B.

“IOC Holdings Improvements” - See Section 2.02(g).

“IOC Holdings Land” - See Section 2.02(g).

“IOC Holdings Real Property” shall mean, collectively, the IOC Holdings Improvements and the IOC Holdings Land.

“IRS” shall mean the Internal Revenue Service.

“Isle” - See the Preamble.

“Isle 401(k) Plan” - See Section 13.04.

“Isle Color Combination” - See Section 14.09(a).

“Isle IP” - See Section 2.03(e).

“Isle Parties” shall mean Isle, the Sellers, the Partners and, until the Closing, LRGP.

“Kelly” shall mean Michael E. Kelly, an individual whose principal residence is Las Vegas, Nevada.

“Lady Luck” - shall mean Lady Luck Vicksburg, Inc., a Mississippi corporation and a wholly-owned subsidiary of Isle.

“Law” shall mean any law, statute, regulation, ordinance, rule, Order, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed, imposed or enforced by any Governmental Authority.

“Leasehold Interests” - See Section 7.10(a).

“Legends” - See the Preamble.

“Legends 1” - See the Preamble.

“Legends 2” - See the Preamble.

“Legends Louisiana LLCs” - See Recital H.

“Legends Operating Agreement” shall mean the Second Amended and Restated Operating Agreement of Legends dated as of February 6, 2006 entered into by McEnery, Kelly and Marshall.

“Legends-Miss” - See the Preamble.

“Lender” - See Section 8.08.

“Liabilities” shall mean any obligation or liability (whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, or other charges or rights of others of any kind or nature with respect to the Purchased Assets.

“Liquor Approval” shall mean the approval by the appropriate Governmental Authorities of the issuance or transfer to the Purchasers of a liquor license for the service of alcoholic beverages (including the service of beer and wine) at the Casinos in the same manner as such beverages are currently served, without any limitations, restrictions or conditions not in effect on the date of this Agreement that are materially adverse to the operation of the Casinos or to the Purchasers, the Sellers, the Partners or LRGP (other than the fact that such approval may be a temporary license).

“Losses” shall mean all losses, damages, claims, penalties, fines, costs, complaints, actions, suits, proceedings, amounts paid in settlement, Liabilities, Taxes, interest, expenses and fees, including all reasonable and supportable attorneys’ fees and expenses; provided, however, that Losses shall exclude lost profits, lost sales, business interruption, lost business opportunities or any other consequential, special, indirect or punitive damages, except in each case solely to the extent that such loss profits, lost sales business interruption, lost business opportunities or any other consequential, special, indirect or punitive damages are paid or payable to a third Person (which is not an Affiliate of any party hereto nor a successor or assignee to the rights or obligations of this Agreement nor a successor operator of the Business (or any portion thereof)) and are required to be paid under a Third Party Claim.

“Louisiana Board” shall mean the Louisiana Gaming Control Board.

“Louisiana Business” - See Recital B.

“Louisiana Casino” - See Recital B.

“Louisiana Gaming Authorities” shall mean the Louisiana Board and Enforcement Division and their respective staffs.

“Louisiana Hotels” - See Recital B.

“LRGP” - See the Preamble.

“LRGP Contracts” - See Section 2.06(d)(iii).

“LRGP Excluded Liabilities” - See Section 2.06(b).

“LRGP Hotel” - See Recital B.

“LRGP Improvements” shall mean all buildings, structures and other improvements, fixtures and appurtenances located on the LRGP Land, including the LRGP Hotel.

“LRGP Land” shall mean the parcels of land owned by LRGP and described in Section 1.01(a) of the Disclosure Schedule, together with all tenements, privileges, easements and appurtenances in any way pertaining to the land.

“LRGP Partnership Interests” - See Recital I.

“LRGP Real Property” shall mean, collectively, the LRGP Improvements and the LRGP Land.

“LRGP Transferred Assets” - See Section 2.06(a).

“LRGP Transferred Employee” See Section 13.01(a).

“Marshall” shall mean G. Dan Marshall, an individual whose principal residence is Elwood, Illinois.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Business, taken as a whole; provided, however, that the determination of what constitutes a Material Adverse Effect shall exclude any effect arising or resulting from (i) Hurricane Katrina or Hurricane Rita, (ii) the public announcement or pendency of the transactions contemplated by this Agreement, or the consummation of the actions or transactions contemplated hereby, (iii) changes in general economic, regulatory or political conditions or the financial markets in the United States or worldwide or any outbreak of hostility, terrorist activities or war, (iv) changes that affect generally the industry in which the Business operates except to the extent such changes disproportionately affect the Business, (v) changes in or to, or the promulgation of, any Law affecting the gambling industry or the Business, and (vi) any effects of competition or potential competition, including competition resulting from existing casinos or the introduction of any new casinos or other gambling venues; provided, however, that the effects of the adoption of any Law (A) increasing gaming taxes or boarding fees which would reduce the EBITDA of the Business by $3 million or more for the twelve (12) month accounting period ended immediately prior to the date of adoption of such Law, computed on a pro forma basis giving effect to such increase for the entire twelve (12) month accounting period, unless the EBITDA of the Business for the twelve (12) month accounting period ended immediately prior to the date of adoption of such Law, computed on a pro forma basis giving effect to such increase would not be less than $27 million or (B) prohibiting casino gaming in either Louisiana or Mississippi, may, notwithstanding clauses (iv) and (v) in the proviso above, be included in the determination of what constitutes a Material Adverse Effect.

“Material Contracts” - See Section 7.13(a).

“Material Permits” - See Section 7.17(a).

“McEnery” shall mean William J. McEnery, an individual whose principal residence is Homer Glen, Illinois.

“Mississippi Commission” shall mean the Mississippi Gaming Commission.

“Mississippi Improvements” - See Section 2.02(g).

“Mississippi Land” - See Section 2.02(g).

“Mississippi Real Property” - See Section 2.02(g).

“MSTC” - See Section 2.13(a).

“Net Current Asset Calculation” - See Section 2.09(a).

“Net Current Assets” shall mean the Current Assets minus the Current Liabilities.

“Non-Compete Agreement” - See Section 3.04.

“Non-Transferred Vicksburg Building” - See Section 2.03(g)(ii).

“Notice of Claim” - See Section 12.04.

“Offered Employee” - See Section 13.01(a).

“Order” shall mean any decree, order, judgment, writ, award, injunction, stipulation or consent of or by a Governmental Authority.

“Ordinary Course” shall mean the ordinary course of business of the Sellers and LRGP, consistent with past practice and custom (including, if applicable, with respect to quantity and frequency).

“Partners” - See Recital E.

“Partnership Returns” - See Section 14.07(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“PCBs” - See Section 7.18(a).

“Permitted Liens” shall mean all Permitted Real Estate Encumbrances, together with (i) Liens for current Taxes not yet due and payable; (ii) Liens imposed by law and incurred in the Ordinary Course for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) Liens in respect of pledges or deposits under workers compensation Laws or similar legislation to the extent such pledges or deposits are included in the Purchased Assets or owned by LRGP.

“Permitted Real Estate Encumbrances” shall mean (i) easements, rights of way or conditions, covenants and restrictions of record, matters disclosed by surveys and other Liens which do not, individually or in the aggregate, materially and adversely (A) detract from the use or the value of the Real Property, as presently used by the Sellers or LRGP, or (B) impair the operations of the Business, (ii) Liens of current state and local property Taxes, which are not yet due or payable and (iii) such other matters as may be disclosed in Section 1.01(b) of the Disclosure Schedule or consented to in writing by the Purchasers.

“Person” shall mean any natural person, corporation, partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

“Phase I Report” - See Section 5.07.

“Preliminary Financial Statements” - See Section 2.08(a).

“Preliminary Income Statement” - See Section 2.08(a).

“Preliminary Balance Sheet” - See Section 2.08(a).

“Prepaids” - See Section 2.02(c).

“Prior Period Financials” - See Section 5.11(a).

“Properties” - See Section 7.10(a).

“Purchase Price” - See Section 2.07.

“Purchased Assets” - See Section 2.02.

“Purchaser Group” - See Section 12.03.

“Purchaser Indemnified Person(s)” - See Section 12.01.

“Purchasers” - See Recital H.

“Purchasers 401(k) Plan” - See Section 13.04.

“Purchasers Expenses” - See Section 11.03(a)(iii).

“RCMV” - See the Preamble.

“Real Property” shall mean the Mississippi Real Property, the IOC Holdings Real Property and the LRGP Real Property.

“Release” - See Section 7.18(c).

“Removal Period” - See Section 14.09(b).

“Replacement Benefit Plans” - See Section 13.03.

“Required Consents” - See Section 9.05.

“Retained Assets” - See Section 2.03.

“Retained Liabilities” shall mean (i) all Liabilities of the Sellers, except Assumed Liabilities, and (ii) the LRGP Excluded Liabilities.

“ROFR Agreement” - See Section 3.05.

“Seller Group” - See Section 12.01.

“Seller Indemnified Person(s)” - See Section 12.03(a).

“Sellers” - See Recital F.

“Sellers Accountants” - See Section 2.09(a).

“Settlement Date” - See Section 2.09(e).

“Six-Month Financial Statements” - See Section 6.01(b).

“Straddle Period” shall mean any period beginning before and ending after the Closing Date.

“Subsequent Sale” - See Section 11.03(a)(ii).

“Subsequent Transfer Date” - See Section 13.01(c).

“Substances” - See Section 7.18(a).

“SWDA” - See Section 7.18(a).

“Tax Return” shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

“Taxes” shall mean all taxes, charges, fees, duties (including custom duties), levies or other assessments, including income, gross receipts, net proceeds, capital gains, ad valorem, turnover, real and personal property (tangible and intangible), gaming, sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer (other than Transfer Taxes, as defined in Section 2.11), fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, withholding or employment taxes which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

“Third Party Claim” - See Section 12.05(a).

“Threshold” - See Section 12.02(b).

“Title Report” - See Section 6.02(b).

“Transfer Taxes” - See Section 2.11.

“Transferred Employees” - See Section 13.01(a).

“Transferred Software” - See Section 5.08.

“Transition Services Agreement” - See Section 3.06.

“Unassigned Contracts” - See Section 5.06.

“Vicksburg Business” - See Recital A.

“Vicksburg Casino” - See Recital A.

“Vicksburg Casino and Louisiana Casino Players List” - See Section 14.01.

“Vicksburg Real Estate” - See Section 2.03(g).

“Vicksburg Related Properties” - See Recital A.

“Vicksburg RV Environmental Covenants” - See Section 14.10(d).

“Vicksburg RV Site” shall mean the real estate described in Section 14.10 of the Disclosure Schedule.

“Year-End Financial Statements” - See Section 6.01(a).

1.02  Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include the other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement, (d) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement, (e) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations in effect on the date hereof, (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person), (g) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (h) the word “or” shall not be deemed exclusive and (k) any capitalized terms used in the Disclosure Schedule or any Exhibit hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement.

1.03  Knowledge. (a) As used herein, the term “knowledge of Isle Parties” shall mean the actual knowledge after reasonable inquiry of Allan Solomon, Donn Mitchell, Timothy Hinkley, Kimberly Tullos, John Bohannon, Robert Griffin, Gregory Guida, Roger Deaton and Duncan McKenzie as it relates to any of the Isle Parties.

(b)  As used herein the terms “knowledge of Purchasers or Legends” shall mean the actual knowledge after reasonable inquiry of McEnery, Marshall and Kelly as it relates to the Purchasers and Legends.

ARTICLE II

Earnest Money; Purchase and Sale; Closing Date

Transactions by LRGP, Purchase Price;

Allocation and Other Related Matters

2.01  Earnest Money. (a) Simultaneously with the execution of this Agreement, (i) Legends and Isle shall enter into an escrow agreement in the form of Exhibit C attached hereto and made a part hereof (“Escrow Agreement”) with JPMorgan, as escrow agent (the “Escrow Agent”), and (ii) Legends shall deliver to the Escrow Agent the amount of $3,000,000, payable by wire transfer in immediately available funds (together with any earnings or interest thereon less one-half of the agreed-upon fees and expenses of the Escrow Agent, the “Earnest Money”).

(b)  In the event the purchase and sale contemplated by this Agreement does not occur and this Agreement is terminated pursuant to Section 11.01(c), 11.01(e) or 11.01(f) in a circumstance where any of Legends, any Purchaser or any of their Affiliates has committed a material breach or violation of any of its covenants, obligations and agreements set forth herein, including Sections 4.02 and 4.03 (provided (i) no representation or warranty made herein by any Isle Party for the benefit of Legends or the Purchasers is untrue in any material respect at the time of the termination of this Agreement and (ii) none of the Isle Parties shall be in continuing breach or violation of any of their material covenants, agreements or obligations under this Agreement), then in each such case Isle shall be entitled to the Earnest Money and the Escrow Agent shall promptly deliver the Earnest Money to Isle.

(c)  In the event that Isle is not entitled to the Earnest Money pursuant to Section 2.01(b), Legends shall be entitled to the Earnest Money and the Escrow Agent shall promptly deliver the Earnest Money to Legends.

(d)  Isle and Legends covenant and agree to furnish and deliver the appropriate instructions to the Escrow Agent as required by the terms of this Agreement and the Escrow Agreement.

(e)  At the Closing, the amount of the Earnest Money available for distribution on the Closing Date shall be credited to the Purchasers as partial payment of the Purchase Price as hereinafter provided and Legends and Isle agree to deliver a joint notice to the Escrow Agent at least three business days prior to the Closing Date requesting the Escrow Agent to distribute the Earnest Money to Isle on the Closing Date.

2.02  Purchase and Sale of Purchased Assets. On the terms and subject to the other provisions of this Agreement, including Section 2.03, at the Closing RCMV shall grant, convey, sell, transfer and assign to Legends-Miss and IOC Holdings shall grant, convey, sell, transfer and assign to Legends 1, and Legends-Miss and Legends 1 shall purchase from RCMV and IOC Holdings, as applicable, and accept the assignment relating to, all of the Sellers’ right, title and interest in and to the assets, rights and properties of the Sellers at the Effective Time that are used predominantly in the operation of the Vicksburg Business or the IOC Holdings Hotel, as applicable, whether or not carried and reflected on the books of the Sellers, in each case, free and clear of all Liens other than Permitted Liens (collectively, the “Purchased Assets”), including the following:

(a)  any cash that is at the Vicksburg Casino, the Vicksburg Related Properties or the IOC Holdings Hotel;

(b)  except as provided in Section 2.03(d), all accounts, notes, contract or other receivables of the Sellers that predominantly relate to the Business (collectively, the “Accounts Receivable”);

(c)  all deposits and advances, prepaid expenses and other prepaid items of the Sellers that predominantly relate to the Business, to the extent the foregoing are transferable to Legends-Miss or Legends 1 (collectively, “Prepaids”);

(d)  all inventories of the Sellers predominantly used in the operation of the Vicksburg Casino, Vicksburg Related Properties and the IOC Holdings Hotel, including (i) all inventories of dice, unopened liquor containers, food, beverages and cooking supplies in closed containers, merchandise, gaming supplies and gaming device parts inventory and (ii) all engineering, maintenance and housekeeping supplies, soap, shampoo and cleaning supplies in closed containers, all china, glassware, linens, silverware and similar hotel amenities, including any of the foregoing unused and held in reserve storage for future use (collectively, the “Hotel Amenities”); provided, however, to the extent any of the Hotel Amenities contain Isle IP, then no more than a 120-day supply shall be included in the Purchased Assets (collectively, “Inventory”);

(e)  the riverboat vessel and barge housing the Vicksburg Casino and any related barges or staging areas;

(f)  subject to Section 2.03(g) and subject to obtaining any consent listed in Section 7.03(a) of the Disclosure Schedule that is necessary to transfer the following assets, all tangible assets, including machinery, equipment (including gaming equipment and devices), gaming tables, tools, spare parts, vehicles, trucks, transportation equipment, operating supplies, furniture and office equipment, fixtures, furnishings, signs (subject to Section 14.09), artwork, guest room furnishings, specialized equipment and utensils for kitchens, bars, restaurants, laundries, public rooms, hall and lobby equipment, heating ventilating and air-conditioning systems, plumbing, electrical, refrigerating, incinerating, elevators, escalators, communication and security plants or systems with appurtenant fixtures, uniforms, construction-in-progress, telephone system, telecopiers, photocopiers and computer hardware, that are located at the Properties, or if not located at the Properties, are predominantly used in the operation of the Vicksburg Business or the IOC Holdings Hotel;

(g)  (i) the parcels of land owned by RCMV and described in Section 2.02(g) of the Disclosure Schedule, together with all tenements, privileges, easements and appurtenances in any way pertaining to such land (the “Mississippi Land”), (ii) all buildings, structures and other improvements, fixtures and appurtenances located on the Mississippi Land, including the Vicksburg Related Properties (the “Mississippi Improvements”) (the Mississippi Land and the Mississippi Improvements are sometimes hereinafter collectively referred to as the “Mississippi Real Property”), (iii) the parcels of land owned by IOC Holdings and described in Section 2.02(g) of the Disclosure Schedule, together with all tenements, privileges, easements and appurtenances in any way pertaining to such land (the “IOC Holdings Land”), and (iv) all buildings, structures and other improvements, fixtures and appurtenances located on the IOC Holdings Land, including the IOC Holdings Hotel (the “IOC Holdings Improvements”);

(h)  subject to obtaining any consent listed in Section 7.03(a) of the Disclosure Schedule, (i) all Contracts described in Section 7.13 of the Disclosure Schedule (other than those Contracts to which LRGP is a party), (ii) any Contracts that relate predominantly to the Vicksburg Business or IOC Holdings Hotel that are not required to be listed in the Disclosure Schedule pursuant to Section 7.13(a) of this Agreement (other than those Contracts that are listed in Section 2.03(b) of the Disclosure Schedule) and (iii) any Contracts entered into by the Sellers or their Affiliates (other than LRGP) after the date hereof in compliance with the terms and provisions of this Agreement that predominantly relate to the Business (collectively, the “Assigned Contracts”);

(i)  any permits and licenses of the Sellers that are applicable only to the Business, including building permits, certificates of occupancy and other assignable governmental permits and licenses, including all state, county and local liquor, hotel occupancy, restaurant, board of health, gift shop, cigarette, elevator, vending machine, refuse and other licenses, to the extent any of the same are transferable or assignable to Legends-Miss or Legends 1;

(j)  subject to Section 2.03(i) and to the extent transferable or assignable to Purchasers, choses in action, claims and causes of action or rights of recovery or set-off of every kind and character that relate only to the Business, including under warranties, guarantees and indemnities;

(k)  subject to Sections 14.01 and 14.08, the Vicksburg Casino and Louisiana Casino Players List and, except for any of the following that contain confidential or proprietary information of Sellers and their Affiliates which is not capable of being redacted without undue burden, all of each Seller’s files, papers, documents and records predominantly relating to the Business, including credit, sales and accounting records, customer and vendor lists, sales and marketing literature, books, advertising material (other that those materials that contain Isle IP), office supplies, forms, catalogues, non-Isle corporate manuals, correspondence, employment records of Transferred Employees to the extent transfer is permitted under applicable Law and design plans for improvements to the Casinos (it being understood that the Sellers can redact any information contained in the books and records included in the Purchased Assets to the extent such information is not predominantly related to the Business); and

(l)  all of each Seller’s interests in local telephone and facsimile numbers in Vicksburg, Mississippi or Bossier City, Louisiana.

2.03  Retained Assets. The Purchased Assets shall exclude all of RCMV’s and IOC Holdings’ right, title and interest in and to the assets, rights and properties of RCMV and IOC Holdings that are not predominantly used in the operation of the Vicksburg Business or the IOC Holdings Hotel and the following assets, rights and properties of RCMV or IOC Holdings (collectively, the “Retained Assets”):

(a)  other than the cash included in Section 2.02(a), all cash, cash equivalents or marketable securities of Sellers and all rights to any bank accounts of Sellers;

(b)  the rights, assets and properties described in Section 2.03(b) of the Disclosure Schedule;

(c)  liquor containers at the Vicksburg Casino, Vicksburg Related Properties and the IOC Holdings Hotel that have been opened prior to the Closing;

(d)  intercompany accounts receivable or payables from or to Isle or any its Affiliates or any management agreements between the Business and Isle or any of its Affiliates;

(e)  the trademarks, business and trade names, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, logos and designs, in each case, whether registered, applied for or existing at common law, trade dress, copyrights, copyright registrations, copyright applications, patent rights, trade secrets, confidential or proprietary information, know-how, inventions, inventors’ notes, drawings and designs, websites and any and all other intellectual property owned by or licensed to the Sellers or any of their Affiliates of any kind or nature, together with all goodwill associated with any of the foregoing and any licenses with respect to any of the foregoing, including the name “Isle of Capri,” “Farraddays,” “Calypso’s Buffet,” “Kitts Kitchen,” “Tradewinds Marketplace” and “Banana Cabana Gift Shop” or any derivatives thereof or logos relating thereto (all of the foregoing collectively referred to herein as the “Isle IP”) and all signage utilizing the Isle IP, including the exterior signs attached to the top of the IOC Holdings Hotel and the Vicksburg Hotel in accordance with Section 14.09(b) but excluding any reader board entrance signs other than pursuant to Section 14.09(e);

(f)  all Tax credits, Tax deposits, rights to Tax refunds and prepaid Taxes (except to the extent they are included as a Current Asset or reduce a Current Liability that is reflected on the Closing Balance Sheet);

(g)  (i) the real estate described in Section 2.03(g) of the Disclosure Schedule owned by Lady Luck (the “Vicksburg Real Estate”), (ii) all buildings, structures and other improvements, fixtures and appurtenances located on the Vicksburg Real Estate (the “Non-Transferred Vicksburg Building”), and (iii) all assets, properties or rights related to or physically located at the Non-Transferred Vicksburg Building or the Vicksburg Real Estate which are used by Isle in connection with all of its casinos, including the Vicksburg Business, provided, such assets, properties or rights are not used predominately in the operation of the Vicksburg Business;

(h)  each Seller’s corporate seal, minute books and equity record books, all other corporate records of Sellers, the general ledgers and books of original entry, all income Tax Returns and other income Tax records, reports, data, files and documents, all books and records relating to the Retained Assets or Excluded Liabilities, employee records of Transferred Employees that cannot be transferred to Purchasers under applicable Law and corporate training manuals;

(i)  to the extent Sellers retain Liability under an Assigned Contract for matters that occurred prior to the Closing Date, Sellers shall retain all rights to assert counterclaims with respect to any claim, cause of action, proceeding or any other similar action against Sellers or their Affiliates with respect to an Assigned Contract for matters that occur prior to the Closing Date that would be an Excluded Liability;

(j)  all insurance policies of Sellers and all rights to insurance and indemnity coverage under such policies;

(k)  Hotel Amenities that contain Isle IP in excess of a 120-day supply thereof;

(l)  any playing cards or chips which bear Isle IP;

(m)  any items held for sale in any gift shop that contain any Isle IP;

(n)  the limited liability company interests in CSNO and Holdings; and

(o)  the Sellers’ rights under this Agreement.

2.04  Assumed Liabilities. As additional consideration for the purchase of the Purchased Assets, Legends-Miss and Legends 1 shall, at the Closing, assume, agree to perform, and in due course pay and discharge, the following Liabilities of RCMV in the case of Legends-Miss and IOC Holdings in the case of Legends 1 (the “Assumed Liabilities”):

(a)  the Assumed Taxes;

(b)  all Liabilities (other than Taxes) of the Sellers to the extent reflected or reserved for on the Closing Balance Sheet as Current Liabilities (including (i) the post-Closing Liabilities under any progressive meter or similar accumulating Liability under any slot machine or any other gaming device, (ii) Liability for any chips, tokens, player cards or similar casino currency outstanding as of the Closing Date and (iii) Liabilities arising or resulting from the “IsleOne” program (formerly known as the “Isle Gold” program), excluding, however, the “Isle Miles” portion of the IsleOne program, to customers who have the Vicksburg Casino as their designated home property);

(c)  Liabilities of the Sellers arising on or after the Closing Date under the Assigned Contracts; provided, however, that Purchasers shall not assume any Liabilities of the Sellers in respect of a breach of or default under any such Assigned Contracts that occur prior to the Closing Date;

(d)  any and all Liabilities for complimentary arrangements for food, beverages, hotel rooms or playing chips issued or granted by Sellers or their Affiliates prior to the Closing Date in accordance with Section 5.03(v); and

(e)  any and all Liabilities of any kind or nature resulting from or related to the ownership or operation of the Vicksburg Business and the IOC Holdings Hotel from and after the Closing Date.

2.05  Excluded Liabilities. Except as specifically described in Section 2.04 of this Agreement, Purchasers shall not assume any other Liabilities of Sellers (collectively, the “Excluded Liabilities”), including:

(a)  any Liability arising from an Environmental Claim pending or threatened, as of the Closing Date, notwithstanding the disclosure thereof in the Disclosure Schedule, or any subsequent Environmental Claim, arising on or after the Closing Date with respect to (i) such pending Environmental Claims (but not for any Liability under the subsequent Environmental Claim relating to any act or omission to the extent it occurs on or after the Closing Date), (ii) any event, act or omission occurring prior to or continuing as of the Closing Date (but only for that portion of the Environmental Claim that results from an event, act or omission that occurred prior to or continued as of the Closing Date) or (iii) Sellers’ conduct of the Business prior to the Closing Date (but only for that portion of the Environmental Claim that results from an event, act or omission that occurred prior to the Closing Date); provided, however, that the parties agree that with respect to any Environmental Claim that is continuing as of the Closing Date, Purchasers shall be liable for the portion of any such Environmental Claim that relates to actions or omissions that occur on or after the Closing Date;

(b)  any claim, action, suit or proceeding pending or threatened as of the Closing Date, notwithstanding the disclosure thereof in the Disclosure Schedule, or any claim, action, suit or proceeding arising on or after the Closing Date only to the extent it results from or relates to (i) any claim, action, suit or proceeding pending as of the Closing Date, (ii) any other event occurring prior to the Closing Date that is not an Assumed Liability under Section 2.04 or (iii) the Sellers’ operation of the Business prior to the Closing Date;

(c)  any Liability (whether direct or as a result of transferee liability, joint and several liability, contractual liability or otherwise) for Taxes other than Assumed Taxes;

(d)  any Liability (other than Assumed Taxes) relating to any employee of the Sellers or any of its Affiliates for any period prior to the Closing Date (including for salary, bonuses, payroll taxes payable, accrued vacation or sick pay liability or other compensation or benefits), except to the extent any such Liabilities are reserved for or otherwise reflected on the Closing Balance Sheet or as otherwise provided in Article XIII; and

(e)  all Liabilities for the Isle Miles portion of the IsleOne program to any customer of RCMV or its Affiliates as of the Closing Date who has the Vicksburg Casino as the designated home property on the Vicksburg Casino and Louisiana Casino Players List.

2.06  LRGP Transferred Assets; LRGP Excluded Liabilities; Transfer of the LRGP Partnership Interests. (a) Immediately prior to the Closing on the Closing Date, LRGP shall grant, convey, sell, transfer and assign to the Partners, and the Partners shall accept the assignment relating to, all of LRGP’s right, title and interest in and to the assets, rights and properties of LRGP that are not predominantly used in the operation of the Louisiana Business and the following assets, rights and properties of LRGP (collectively, the “LRGP Transferred Assets”):

(i)  all cash, cash equivalents or marketable securities of LRGP and all rights to any bank accounts of LRGP, other than any cash remaining at the Louisiana Casino or the LRGP Hotel at the Effective Time;

(ii)  the rights, assets and properties described in Section 2.06(a)(ii) of the Disclosure Schedule;

(iii)  liquor containers located at the Louisiana Casino or the LRGP Hotel that have been opened prior to the Closing;

(iv)  intercompany accounts receivable or payables from or to Isle or any its Affiliates or any management agreements between LRGP and Isle or any of its Affiliates;

(v)  the trademarks, business and trade names, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, logos and designs, in each case, whether registered, applied for or existing at common law, trade dress, copyrights, copyright registrations, copyright applications, patent rights, trade secrets, confidential or proprietary information, know-how, inventions, inventors’ notes, drawings and designs, websites and any and all other intellectual property owned by or licensed to LRGP or any of its Affiliates of any kind or nature, including the Isle IP, together with all goodwill associated with any of the foregoing and any licenses with respect to the foregoing, and all signage utilizing the Isle IP, including any exterior signs attached to the top of the LRGP Hotel in accordance with Section 14.09(b) but excluding any reader board entrance signs other than pursuant to Section 14.09(e);

(vi)  any books and records of LRGP that contain confidential or proprietary information of Sellers or their Affiliates but only the portions of such books and records that contain such information and are not capable of being redacted without undue burden, all books and records of LRGP relating to the LRGP Transferred Assets or LRGP Excluded Liabilities, including any Isle corporate materials, including Isle-corporate training manuals (it being understood that the Partners can redact any information contained in the books and records of LRGP that are not included in the LRGP Transferred Assets to the extent such information is not predominantly related to the Business), provided, that the general ledger shall not be an LRGP Transferred Asset;

(vii)  to the extent the Partners assume Liability under an LRGP Contract for matters that occurred prior to the Closing Date, the Partners shall have all rights to assert counterclaims with respect to any claim, cause of action, proceeding or any other similar action against LRGP or the Partners with respect to an LRGP Contract for matters that occur prior to the Closing Date and constitute an LRGP Excluded Liability;

(viii)  all insurance policies of LRGP and all rights to insurance and indemnity coverage under such policies;

(ix)  all Tax credits, Tax deposits, rights to Tax refunds and prepaid Taxes (except to the extent they are included as a Current Asset or reduce a Current Liability that is reflected on the Closing Balance Sheet);

(x)  Hotel Amenities that contain Isle IP in excess of 120-day supply thereof;

(xi)  any items held for sale in any gift shop that contain any Isle IP; and

(xii)  any playing cards or chips which bear Isle IP.

(b)  Immediately prior to the Closing on the Closing Date, LRGP shall assign, and the Partners shall assume, agree to perform, and in due course pay and discharge all of the Liabilities of LRGP except for the Agreed Upon LRGP Liabilities for which LRGP shall retain all Liability (the “LRGP Excluded Liabilities”). The LRGP Excluded Liabilities include:

(i)  any Liability arising from an Environmental Claim pending or threatened, as of the Closing Date, notwithstanding the disclosure thereof in the Disclosure Schedule, or any subsequent Environmental Claim, arising on or after the Closing Date with respect to (A) such pending Environmental Claims (but not for any Liability under the subsequent Environmental Claim relating to any act or omission to the extent it occurs on or after the Closing Date), (B) any event, act or omission occurring prior to or continuing as of the Closing Date (but only for that portion of the Environmental Claim that results from an event, act or omission that occurred prior to or continued as of the Closing Date), or (C) LRGP’s conduct of the Business prior to the Closing Date (but only for that portion of the Environmental Claim that results from an event, act or omission that occurred prior to the Closing Date); provided, however, that the parties agree that with respect to any Environmental Claim that is continuing as of the Closing Date, LRGP shall be liable for the portion of any such Environmental Claim that relates to actions or omissions that occur on or after the Closing Date;

(ii)  any claim, action, suit or proceeding pending or threatened as of the Closing Date, notwithstanding the disclosure thereof in the Disclosure Schedule, or any claim, action, suit or proceeding arising after the Closing Date only to the extent it results from or relates to (A) any claim, action, suit or proceeding pending as of the Closing Date, (B) any other event occurring prior to the Closing Date that is not an Agreed Upon LRGP Liability under Section 2.06(d) or (C) LRGP’s operation of the Business prior to the Closing Date;

(iii)  any Liability (whether direct or as a result of transferee liability, joint and several liability, contractual liability or otherwise) for Taxes other than Assumed Taxes;

(iv)  any Liability (other than Assumed Taxes) relating to any employee of LRGP for any period prior to the Closing Date (including for salary, bonuses, payroll taxes payable, accrued vacation or sick pay liability or other compensation or benefits), except to the extent any such Liabilities are reserved for or otherwise reflected on the Closing Balance Sheet or as otherwise provided in Article XIII;

(v)  all Liabilities for the Isle Miles portion of the IsleOne program to any customer of LRGP or its Affiliates as of the Closing Date who has the Louisiana Casino as the designated home property on the Vicksburg Casino and Louisiana Casino Players List; and

(vi)  all Liability under the Contracts listed in Section 2.06(b)(vi) of the Disclosure Schedule.

(c)  On the terms and subject to the conditions set forth in this Agreement, at the Closing, CSNO shall grant, convey, sell, transfer and assign to Legends 1 all of its right, title and interest to the LRGP Partnership Interests and Holdings shall grant, convey, sell, transfer and assign to Legends 2 all of its right, title and interest to the remaining LRGP Partnership Interests, and Legends 1 and Legends 2 shall accept the assignment relating to the LRGP Partnership Interests.

(d)  Louisiana Legends LLCs agree that the following Liabilities of LRGP shall not be transferred to the Partners and LRGP shall be liable for, and shall perform, pay and discharge, the following Liabilities (all such Liabilities shall be referred to as the “Agreed Upon LRGP Liabilities”):

(i)  Assumed Taxes;

(ii)  any and all Liabilities (other than Taxes) of LRGP to the extent reflected or reserved for on the Closing Balance Sheet as Current Liabilities (including (A) the post-Closing liabilities under any progressive meter or similar accumulating liability under any slot machine or any other gaming device or (B) Liability for any chips, tokens, player cards or similar casino currency outstanding as of the Closing Date and (C) Liabilities arising or resulting from the IsleOne program, excluding, however, the Isle Miles portion of the program to customers who have the Louisiana Casino as their designated home property);

(iii)  any and all Liabilities of LRGP arising on or after the Closing Date under (A) Contracts set forth in Section 7.13 of the Disclosure Schedule; (B) any Contracts that relate to the Business and are not required to be listed in Section 7.13 of the Disclosure Schedule pursuant to Section 7.13(a) of this Agreement, other than those Contracts that are listed in Section 2.06(a)(ii) of the Disclosure Schedule; and (C) any Contracts entered into by LRGP predominantly relating to the Business after the date hereof in compliance with the terms and provisions of this Agreement (collectively, the “LRGP Contracts”); provided, however, that the foregoing shall not include any Liabilities of LRGP in respect of a breach of or default under any such LRGP Contracts that occur prior to the Closing Date;

(iv)  any and all Liabilities for complimentary arrangements for food, beverages, hotel rooms or playing chips issued or granted by LRGP or its Affiliates prior to the Closing Date in accordance with Section 5.03(v); and

(v)  any and all Liabilities of any kind or nature resulting from the operation of the Business following the Closing.

2.07  Purchase Price; Calculation of Net Current Assets. (a) The purchase price (the “Purchase Price”) payable by the Purchasers for the Purchased Assets and the LRGP Partnership Interests shall be:

(i)  $240 Million, and either (i) minus the amount, if any, by which the Net Current Assets as reflected on the Closing Balance Sheet are less than zero ($0) or (ii) plus the amount, if any, by which the Net Current Assets as reflected on the Closing Balance Sheet are greater than zero ($0) (the “Base Purchase Price”); and

(ii)  subject to adjustment pursuant to Section 2.07(c) hereof.

(b)  For purposes of calculating Net Current Assets in this Agreement, including the Net Current Asset Calculation, the amount of the Current Liabilities relating to the IsleOne program shall be deemed equal to 50% of the amount of the Current Liabilities relating to the IsleOne program reflected on the Preliminary Balance Sheet or the Closing Balance Sheet, as the case may be.

(c)  In the event the combined Adjusted EBITDA of RCMV and LRGP (which includes the operations of the IOC Holdings Hotel) for the fiscal 12-month period of Sellers and LRGP ending on the last day of the monthly fiscal period ending immediately prior to (or on) the Closing Date is less than $30 million, then the Base Purchase Price shall be reduced (the “EBITDA Adjustment”) by an amount (the “EBITDA Adjustment Amount”) equal to eight (8) times the amount of the deficiency. The parties agree that the calculation of Adjusted EBITDA for purposes of determining any EBITDA Adjustment to the Base Purchase Price shall be calculated in the same manner as the Adjusted EBITDA of RCMV and LRGP (which includes the operations of the IOC Holdings Hotel) for the fiscal 12-month period ended on January 22, 2006 as set forth on Exhibit H attached hereto.

2.08  Closing Payment Deliveries. (a) At least five (5) days prior to the Closing Date, Isle shall deliver to Legends (i) an unaudited balance sheet for (A) RCMV and (B) LRGP and the operations of the IOC Holdings Hotel (both separate and consolidated) which is as of the last day of their monthly fiscal period ending prior to the date of the Closing Date (the “Preliminary Balance Sheet”) and (ii) an unaudited income statement for (A) RCMV and (B) LRGP and the operations of the IOC Holdings Hotel (both separate and consolidated) for the twelve-month period ending on the date of the Preliminary Balance Sheet (the “Preliminary Income Statement”). The Preliminary Balance Sheet and Preliminary Income Statement (collectively, the “Preliminary Financial Statements”) shall be prepared in a manner consistent with the Financial Statements (except that the Preliminary Balance Sheet shall reflect (A) in the case of RCMV and the operations of the IOC Holdings Hotel, only the Purchased Assets and the Assumed Liabilities, (B) in the case of the LRGP, the distribution of the LRGP Transferred Assets and the transfer of the LRGP Excluded Liabilities to the Partners, and (C) in both instances, subject to the principles regarding inventory and the valuation of Inventory set forth in the Inventory Principles). The Preliminary Financial Statements shall be accompanied by a preliminary determination of the Net Current Assets as of the date of the Preliminary Balance Sheet.

(b)  At the Closing, the Purchasers shall pay to the Sellers and the Partners an aggregate amount (the “Closing Payment”) equal to $240 Million minus the amount of the Earnest Money distributed to Isle (or its designee) as provided in Section 2.01(e) and either (i) minus the amount, if any, by which the Net Current Assets as reflected on the Preliminary Balance Sheet (as modified pursuant to Section 2.07(b)) are less than zero ($0) or (ii) plus the amount, if any, by which the Net Current Assets as reflected on the Preliminary Balance Sheet (as modified pursuant to Section 2.07(b)) are greater than zero ($0).

(c)  The Closing Payment shall be paid by wire transfer of immediately available federal funds for credit to the recipient to a bank account or accounts designated by Isle in writing prior to Closing.

(d)  At least five (5) days prior to the Closing Date, Isle shall provide written instructions to the Purchasers with respect to the amount of the Closing Payment to be paid to each of the Sellers and Partners or any of their Affiliates.

2.09  Closing Financials. (a) Promptly after the Closing, Isle shall cause Ernst & Young LLP, the Sellers’ independent public accountants (“Sellers Accountants”) (the fees and expenses of whom shall be paid equally by Isle, on the one hand, and Purchasers and Legends, on the other hand), to (i) audit the books of account of the Sellers and LRGP as of the Effective Time; and (ii) prepare and deliver to Isle and Legends within sixty (60) days after the Closing Date (A) an audited balance sheet (both separate and consolidated) as of the Effective Time of (1) RCMV and (2) LRGP and the operations of the IOC Holdings Hotel (the “Closing Balance Sheet”); (B) an audited income statement of (1) RCMV and (2) LRGP and the operations of the IOC Holdings Hotel (both separate and consolidated) for the twelve-month period ending on the last day of the monthly fiscal period ending immediately prior to (or on) the Closing Date (“Closing Income Statement”), (C) a calculation of the Net Current Assets as reflected on the Closing Balance Sheet (“Net Current Asset Calculation”) and (D) a calculation of the EBITDA Adjustment (the “EBITDA Adjustment Calculation”). The Closing Balance Sheet and the Closing Income Statement (collectively, the “Closing Financial Statements”) shall be prepared in a manner consistent with the principles used in the preparation of the Financial Statements, subject to the exceptions set forth in clauses (A), (B) and (C) of Section 2.08(a).

(b)  The Purchasers and representatives of the Purchasers shall be permitted to observe the taking of the physical inventory immediately preceding the Effective Time by Isle or any of its Affiliates and Sellers Accountants in the preparation of the Closing Balance Sheet. The valuation of the Inventory shall be determined in accordance with the inventory principles set forth on Exhibit D attached hereto (“Inventory Principles”). Immediately preceding the Effective Time, representatives of the Sellers and the Partners shall read the meters for the progressive slot machines at each Casino and a representative of the Purchasers shall be permitted to be present to observe such reading.

(c)  Within thirty (30) days after the Closing Financial Statements, the Net Current Asset Calculation and EBITDA Adjustment Calculation are delivered to Legends pursuant to Section 2.09(a) hereof, Legends shall complete its examination thereof and shall deliver to Isle either (i) a written acknowledgement accepting the Closing Financial Statements, the Net Current Asset Calculation and EBITDA Adjustment Calculation; or (ii) a written report setting forth in reasonable detail any proposed adjustments to the Closing Financial Statements, the Net Current Asset Calculation and EBITDA Adjustment Calculation (the “Adjustment Report”). If Legends fails to respond to Isle within such thirty (30) day period, Legends and the Purchasers shall be deemed to have accepted and agreed to the Closing Financial Statements, the Net Current Asset Calculation and the EBITDA Adjustment Calculation as delivered pursuant to Section 2.09(a) hereof.

(d)  In the event Isle and Legends fail to agree on any of Legends’ proposed adjustments contained in the Adjustment Report within thirty (30) days after Isle receives the Adjustment Report, then Isle and Legends mutually agree that the Memphis, Tennessee office of Pricewaterhouse Coopers LLP (or, if such firm declines to act or either Isle or Legends engages Pricewaterhouse Coopers LLP after the date hereof with respect to any matter, to another nationally recognized public accounting firm mutually agreed upon by Isle and Legends (such determining firm being referred to as the “Independent Auditors”)) shall make the final determination with respect to the correctness of the proposed adjustments in the Adjustment Report in light of the terms and provisions of this Agreement. The decision of the Independent Auditors shall be final and binding on Isle and Legends. The costs and expenses of the Independent Auditors and their services rendered pursuant to this Section 2.09(d) shall be borne equally by Isle, on one hand, and Legends, on the other hand; provided, that in the event that the decision of the Independent Auditors decisively favors the position of one party (the “Correct Party”) or another (a determination that shall also be made by the Independent Auditors), the Correct Party shall be entitled to reimbursement from the other party for its one-half share of such costs and expenses. Each of Isle and Legends represents that it has not engaged Pricewaterhouse Coopers LLP for any matter during the prior 12-month period ending on the date hereof.

(e)  The terms “Closing Balance Sheet” and “Closing Income Statement” as those terms have been hereinbefore and will be hereinafter used, shall mean the Closing Balance Sheet and Closing Income Statement delivered pursuant to Section 2.09(a), as adjusted, if at all, pursuant to this Section 2.09. The date on which the Closing Financial Statement is finally determined pursuant to this Section 2.09 shall hereinafter be referred to as the “Settlement Date.”

2.10  Purchase Price Settlement. (a) If the finally determined Base Purchase Price is (i) less than the Closing Amount, Isle (or any Seller or Partner) shall pay to the Purchasers an amount equal to such deficiency, plus interest thereon at the per annum rate of 7% from the Closing Date to the date of such payment or (ii) greater than the Closing Amount, Legends (or the Purchasers) shall pay to the Sellers and the Partners an amount equal to such surplus, plus interest thereon at the per annum rate of 7% from the Closing Date to the date of such payment. Any such payment shall be made within five (5) days after the Settlement Date.

(b)  Within five (5) days after the Settlement Date, Isle (or any Seller or Partner) shall pay to the Purchasers the EBITDA Adjustment Amount, if any, plus interest thereon at the per annum rate of 7% from the Closing Date to the date of such payment.

(c)  Any payments required pursuant to Sections 2.10(a) or (b) hereof shall be by certified check or cashier’s check, or, at the option of the recipient, by the transfer of immediately available federal funds for credit to the recipient, at a bank account designated by such recipient in writing.

2.11  Sales and Transfer Taxes. Any and all transfer, sales, purchase, use, value added, excise, real property, stamp, or similar taxes imposed on, or that result from, the transfer of any of the Purchased Assets or the LRGP Partnership Interests (the “Transfer Taxes”) shall be paid equally by the Sellers and the Partners, on one hand, and the Purchasers, on the other hand.

2.12  Allocation. For a period of sixty (60) days after the Closing Date, Isle and Legends shall negotiate in good faith with respect to an allocation of the Purchase Price for Tax reporting purposes. In the event Isle and Legends fail to agree on an allocation of the Purchase Price, then, unless Isle and Legends agree to extend the negotiation period, Isle and Legends may report the allocation of the Purchase Price for Tax reporting purposes in such manner as each may determine.

2.13  Mississippi Sales and Use Taxes. (a) Between the date hereof and the Closing Date, RCMV shall allow the Purchasers to review the sales and use tax returns filed with the Mississippi State Tax Commission (the “MSTC”) for the past seven (7) years. RCMV shall (i) furnish to the Purchasers RCMV’s sales and use tax numbers used in connection with the filing of the Mississippi sales and use tax returns; and (ii) permit the Purchasers, or their representatives, to confirm with the MSTC that RCMV has filed all applicable sales and use tax returns due for tax periods prior to the Closing Date and that Sellers have paid all taxes, damages, fines, penalties and interest applicable thereto. RCMV shall undertake any and all reasonable efforts necessary to secure the full cooperation of the MSTC in such review including, if necessary, the prompt execution and delivery to Purchasers or the MSTC of any confidentiality waivers in such form as the MSTC might reasonably require.

(b)  RCMV agrees to file its final sales and use Tax Return due pursuant to Section 27-65-55 within ten (10) days of the Closing Date and to pay any and all amounts due pursuant thereto.

(c)  As soon as reasonably practicable after Closing, RCMV shall produce a receipt from the MSTC showing that all of RCMV’s pre-Closing Mississippi sales and use tax Liabilities have been paid, or a certificate from the MSTC that no such taxes are due.

2.14  Filing of Tax Returns. As soon as reasonably practicable after the date hereof, Isle shall provide true, correct, and complete copies of (i) all Tax Returns relating to income Taxes and other material Tax Returns filed by LRGP for the past five years (5) and (ii) to the extent any Isle Party has such items in its possession, copies of all notices of deficiency, notices of proposed adjustments, notices of assessments, revenue agent reports, closing agreements, settlement agreements, information document requests, protests, and any other similar document, notice, or correspondence, in each case, that LRGP has received from, sent to, or entered with any taxing authority in the last five (5) years with respect to its Tax Returns.

ARTICLE III

Closing and Closing Date Deliveries

3.01  Closing. The term “Closing” as used herein shall refer to the actual conveyance, transfer, assignment and delivery of the Purchased Assets and the LRGP Partnership Interests to the Purchasers in exchange for the Closing Payment delivered to the Sellers and the Partners pursuant to Section 2.08(b) of this Agreement and the assumption of the Assumed Liabilities. The Closing shall take place at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m. local time on the fifth business day following the date upon which all of the conditions precedent set forth in Articles IX and X of this Agreement are satisfied or waived by the appropriate party hereto (other than those conditions that relate to actions to be taken at the Closing), or at such other place and time or on such other date as is mutually agreed to in writing by Isle and Legends (“Closing Date”). The effective time of the Closing (the “Effective Time”) shall be determined by the parties prior to the Closing Date based upon the parties’ discussions with the Gaming Authorities with respect to the actual time at which the operations of the Casinos shall transfer to the Purchasers, provided that the Effective Time shall precede the Closing on the Closing Date.

3.02  Closing Deliveries by Isle, the Sellers and the Partners. At the Closing, Isle, the Sellers and the Partners, as applicable shall deliver to the Purchasers and Legends:

(a)  A special warranty deed (or its equivalent in the applicable jurisdiction) conveying good and marketable title to the Mississippi Real Property and the IOC Holdings Real Property, subject only to the Permitted Real Estate Encumbrances and the Vicksburg RV Environmental Covenants;

(b)  With respect to the Purchased Assets, all such bills of sale, lease assignments, Contract assignments and other documents and instruments of sale, assignment, conveyance and transfer, which the parties agree are customary and reasonably necessary;

(c)  All reasonable and appropriate documentation to transfer the LRGP Partnership Interests to the Legends Louisiana LLCs;

(d)  A certificate of the Secretary or an Assistant Secretary of Isle certifying as to: (i) the charter or appropriate formation documents of each Isle Party, as certified by the Secretary of State of the jurisdiction of incorporation or formation of each Isle Party not earlier than ten (10) days prior to the Closing Date; (ii) by-laws, partnership agreement or operating agreement of each Isle Party and (iii) resolutions of the Board of Directors or Board of Managers or the stockholders, partners or members of each Isle Party authorizing and approving the execution, delivery and performance by such Isle Party, of this Agreement and any agreements, instruments, certificates or other documents executed by such Isle Party, pursuant to this Agreement;

(e)  A certificate, dated the Closing Date, executed by the appropriate officer of Isle required by Section 9.03;

(f)  A properly executed certificate of non-foreign status from each Seller and Partner (and, if a Seller or Partner is a disregarded entity for federal income tax purposes, from the appropriate indirect or direct owner of the Seller or Partner that is not a disregarded entity for federal income tax purposes) in a form reasonably acceptable to the Purchasers;

(g)  Written resignations, effective as of the Closing Date, from any officers of LRGP who will not be Transferred Employees; and

(h)  The partnership minute books of LRGP; provided, however, that Isle shall have the right to redact any information contained therein to the extent it relates to confidential or proprietary information of Isle relating to its other casino properties or operations.

3.03  Closing Deliveries by Legends and the Purchasers. At the Closing, Legends and the Purchasers, as applicable, shall deliver to Isle, the Sellers and the Partners:

(a)  The Closing Payment to be delivered by the Purchasers pursuant to Section 2.08(b) hereof;

(b)  A certificate of the Secretary or an Assistant Secretary of Legends and each Purchaser certifying as to: (i) the certificate of formation of Legends and each Purchaser, as certified by the Secretary of State of the jurisdiction of incorporation of Legends and each Purchaser not earlier than ten (10) days prior to the Closing Date; (ii) the operating agreement of Legends and each Purchaser; and (iii) resolutions of the Board of Managers authorizing and approving the execution, delivery and performance by Legends and each Purchaser of this Agreement and any agreements, instruments, certificates or other documents executed by Legends and the Purchasers pursuant to this Agreement;

(c)  The certificate, dated the Closing Date, executed by the appropriate officer, manager or member of Legends and each Purchaser, required by Section 10.02; and

(d)  An assumption agreement executed by Legends-Miss and Legends 1 reflecting the assumption of the Assumed Liabilities, in such form as is reasonably acceptable to the Sellers.

3.04  Non-Compete and Non-Solicitation Agreement. At the Closing, Legends, the Purchasers and Isle shall enter into the Non-Compete and Non-Solicitation Agreement attached hereto as Exhibit E (the “Non-Compete Agreement”).

3.05  Right of First Refusal Agreement. At the Closing, Lady Luck and Legends shall enter into the Right of First Refusal Agreement attached hereto as Exhibit F (the “ROFR Agreement”)

3.06  Transition Services Agreement. At the Closing, Isle and the Purchasers shall enter into the Transition Services Agreement attached hereto as Exhibit G (the “Transition Services Agreement”).

3.07  Cooperation. The parties hereto shall after the Closing Date, upon request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents or instruments and doing any and all such other things as may be reasonably required by the parties to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE IV

Pre-Closing Filings

4.01  HSR Act Filing. Within sixty (60) days after execution of this Agreement, the “ultimate parent entity” of the Sellers and the Partners, on the one hand, and the Purchasers, on the other, shall each file with DOJ and FTC the pre-merger notification form required pursuant to the HSR Act with respect to the transactions contemplated hereby, together with a request for early termination of the waiting period. The parties hereto covenant and agree with each other that with respect to such filing each shall: (a) promptly file any information or documents requested by the FTC or DOJ; (b) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relates to the transactions contemplated hereunder and, to the extent practicable, to permit the other to participate in any conferences with the FTC or DOJ and (c) request the FTC or DOJ to grant early termination with respect to the parties’ pre-merger notification form. The filing fee required by the HSR Act shall be paid equally by Isle, on one hand, and the Purchasers, on the other hand.

4.02  Gaming Authorities Filings and Suitability. (a) As soon as reasonably practicable after execution of this Agreement, but in any event no later than forty five (45) days after execution of this Agreement, the Sellers, LRGP, the Partners, Legends, the Purchasers and the Purchasers’ “key persons” shall complete and file all necessary forms and applications with the Gaming Authorities for purposes of obtaining the Gaming Approvals. The Sellers and the Partners, on one hand, and the Purchasers, on the other hand, shall (a) reasonably cooperate with one another in connection with all such required filings and applications; (b) keep the other reasonably informed with respect to material conversations and correspondence with the Gaming Authorities; and (c) notify the other of any meetings or hearings held by the Gaming Authorities. To the extent permitted by the applicable Gaming Authority, representatives of Isle shall have the right to attend any meetings between the Gaming Authorities and Legends or Purchasers or their representatives. Any filing or other fees of the Gaming Authorities in connection with obtaining Gaming Approvals shall be paid by Legends and the Purchasers. The parties agree to use their best efforts to comply with the requests of the Gaming Authorities in a timely and thorough manner, and to obtain all Gaming Approvals.

(b)  Legends, Kelly and Marshall covenant and agree that if any Gaming Authority either affirmatively determines or otherwise communicates that Kelly or Marshall are “unsuitable” or likely to be determined “unsuitable” for any reason, (i) Legends shall promptly repurchase all of the interest of such person in Legends; and (ii) Kelly or Marshall, as appropriate, shall promptly sell all of their interests in Legends. The sales price for such interest shall be as set forth in the Legends Operating Agreement. Upon consummation of such purchase and sale, Legends will promptly notify the Gaming Authorities and Isle. Legends agrees that the Legends Operating Agreement shall not be amended in any manner that would modify or alter any obligation of Legends, Kelly or Marshall under this Section 4.02(b) without the prior written consent of Isle.

4.03  Government Filings. The Sellers, LRGP, the Partners and the Purchasers covenant and agree with each other to (a) promptly file, or cause to be promptly filed, with any other Governmental Authorities all such notices, applications or other documents as may be necessary to consummate the transactions contemplated hereby, including all documents necessary to obtain the Liquor Approvals, and (b) thereafter diligently pursue all consents or approvals from any such Governmental Authorities as may be necessary to consummate the transactions contemplated hereby. Any filing or transfer fees in connection with obtaining consents or approvals or new licenses from any Governmental Authorities, including the Liquor Approvals, shall be paid by the Purchasers.

ARTICLE V

Pre-Closing Covenants

5.01  Access to Records, etc. The Sellers and LRGP shall at all reasonable times prior to the Closing make their respective properties, assets, books and records pertaining to the Business (except for the portions of those books and records that Sellers or LRGP are required by Law to keep confidential from the Purchasers and the portions of those books and records that do not predominantly relate to the Business) available for review by the Purchasers and the Lender, and their respective agents and representatives for the purpose of (a) enabling the Purchasers to better understand the Business and to prepare for taking over the operation of the Business and (b) facilitating the Financing; provided, however, that Sellers and LRGP shall not be required to make the Vicksburg Casino and Louisiana Casino Players List (or any portion thereof ) available to Purchasers and the Lender, and their respective agents and representatives until the Closing on the Closing Date; provided, further, that Sellers and LRGP shall not be required to make available any information related to Isle’s other operations, businesses and properties. Any investigation pursuant to this Section 5.01 shall be conducted during normal business hours and in such manner so as not to interfere unreasonably with the operation of the Business. No such review by the Purchasers or the Lender, or their respective agents or representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of the Sellers or the Partners expressed in this Agreement, nor shall the existence of this Section 5.01 be interpreted as any manner of “due diligence” condition precedent.

5.02  Maintenance of Business; Update to Disclosure Schedule. (a) Pending the Closing, the Sellers and LRGP shall use their commercially reasonable efforts to preserve and protect the goodwill, business, rights, properties and assets of the Business, to keep available to the Business the services of its employees, and to preserve and protect the Sellers and LRGP’s relationships with its employees, creditors, suppliers, customers and others having business relationships with it (it being understood that the announcement of the transactions contemplated by this Agreement may adversely affect such matters and that no Isle Party shall be liable for any such affect). Notwithstanding the foregoing and except as expressly provided in Section 5.06, nothing in this Section 5.02(a) shall require Sellers or LRGP or any of their Affiliates to make any payment of money other than such payments required to be made in the Ordinary Course.

(b)  The Isle Parties may, from time to time prior to or at the Closing, by written notice in accordance with the terms of this Agreement, supplement or amend any Section of the Disclosure Schedule by providing one or more supplements or amendments to any Section of the Disclosure Schedule to correct any matter which would constitute a breach of any representation, warranty, covenant or obligation contained herein. No such supplemental or amended Section of the Disclosure Schedule shall be deemed to cure any breach for purposes of Section 9.03 or limit the Purchasers’ rights under Section 9.03. If, however, the Closing occurs, any such supplement and amendment will be effective to cure and correct for all other purposes any breach of any representation, warranty, covenant or obligation which would have existed if the Isle Parties had not made such supplement or amendment, and all references to any Section of the Disclosure Schedule hereto which is supplemented or amended as provided in this Section 5.02(b) shall for all purposes after the Closing be deemed to be a reference to such Section of the Disclosure Schedule as so supplemented or amended.

5.03  Pending Closing.  Without limiting the generality of Section 5.02 and except with respect to the items disclosed in Section 5.03 of the Disclosure Schedule (which items shall not require Legends’ consent), pending the Closing, the Sellers and LRGP shall, unless a Seller or LRGP obtains Legends’ prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, if in Legends’ reasonable judgment the granting of such consent would be materially adverse to the operation of the Business after the Closing Date, Legends may withhold or delay the granting of such consent in its sole discretion:

(a)  conduct and carry on the Business only in the Ordinary Course;

(b)  not purchase, sell, lease, mortgage, pledge or otherwise acquire or dispose of any properties or assets of or in connection with the Business, except for (i) inventory purchased, sold or otherwise disposed of in the Ordinary Course and in a manner consistent with Sellers’ and LRGP’s regular inventory practices, (ii) gaming equipment and devices purchased, sold or otherwise disposed of in the Ordinary Course which individually or in the aggregate has a fair market value of less than $120,000 and (iii) Current Assets or properties or assets (non-gaming equipment and devices) which individually or in the aggregate have a fair market value of less than $120,000; provided, however, that Sellers and LRGP shall have the right to purchase and use inventory (at normal levels based on historical practices) that does not contain any Isle IP even if the ordering and use of such inventory would not be in the Ordinary Course in order to reduce the amount of inventory containing Isle IP included in the Purchase Assets.

(c)  not suffer or permit the creation of any Lien upon any of the Purchased Assets, the LRGP Partnership Interests or the properties or assets of LRGP, other than in the Ordinary Course and other than Permitted Liens;

(d)  not increase or otherwise change the rate or nature of the compensation (including wages, salaries, bonuses and benefits under pension, profit sharing, deferred compensation and similar plans or programs) which is paid or payable to any employee of the Business, except (i) in the Ordinary Course, (ii) as required by applicable Law or (iii) pursuant to existing Benefit Plans disclosed in the Disclosure Schedule;

(e)  keep the Improvements, riverboat vessels and related barges and other machinery, equipment (including gaming equipment and devices) and other personal property used in the operation of the Business in customary operating condition and repair (ordinary wear and tear excepted) and replace any of it which shall be not repairable, lost, stolen or destroyed if doing so would be in the Ordinary Course;

(f)  not enter into, or become obligated under, any Contract with respect to the Business, except for any Contract (i) having a term of one (1) year or less and involving either a payment by or to a Seller, LRGP or the Business of less than $120,000 in any twelve-month period or (ii) entered into in the Ordinary Course;

(g)  not change, amend, terminate or otherwise modify in any material respect any Contract to which a Seller or LRGP is a party, except for any change, amendment, termination or modification that (i) would extend the term of any Contract for a term of one (1) additional year or less and would involve either a payment by or to a Seller, LRGP or the Business of less than $120,000 in any twelve-month period or (ii) is entered into in the Ordinary Course;

(h)  maintain in full force and effect with respect to the Business policies of insurance of the same type, character and coverage as the policies currently carried and described in the Disclosure Schedule;

(i)  except as disclosed in the Disclosure Schedule or in the Ordinary Course, not make, or commit to make, any payment, contribution or award under or enter into any bonus, pension, profit sharing, deferred compensation or similar plan, program or trust;

(j)  refrain from doing any act or omitting to do any act, or permitting any act or omission to act, which will cause a breach in any material respect of any Material Contract;

(k)  not revalue any Inventory prior to Closing, except in the Ordinary Course or except as required pursuant to the advice of the Sellers’ and LRGP’s outside auditors;

(l)  not make any changes in its accounting systems, policies, principles (including the Inventory Principles) or practices, except as required pursuant to the advice of the Sellers’ and LRGP’s outside auditors;

(m)  not change its historical practice with respect to the payment of Current Liabilities or the collection of Accounts Receivable, except as required pursuant to the advice of the Sellers’ and LRGP’s outside auditors;

(n)  not make any loans or advances to employees, except in the Ordinary Course;

(o)  furnish to Purchaser within thirty (30) days after the end of each accounting period, beginning with the accounting period ending January 22, 2006 (i) an unaudited balance sheet as of such accounting period end and a statement of income for the portion of the fiscal year then ended for each of RCMV and LRGP (which includes the operations of the IOC Holdings Hotel) and (ii) copies of any material reports filed with or any other notices to or from or correspondence with the Gaming Authorities relating to the Business;

(p)  fail to make all necessary filings with the Gaming Authorities with respect to the Business, the failure of which would subject the Business to a material fine or sanction;

(q)  fail to pay all applicable state and local gaming and liquor fees, boarding fees and Taxes due on or before Closing Date;

(r)  not reduce hours of operations of the Casino, except as a result of emergencies or as required by Law or except in the Ordinary Course in accordance with Law;

(s)  not change check acceptance or credit policies for customers, except in the Ordinary Course in accordance with Law;

(t)  with respect to LRGP, (i) not issue any partnership or other equity interests or grant any options, warrants, or similar rights to acquire partnership or other equity interest in LRGP; (ii) not change, amend or modify in any material respect the partnership agreement; or (iii) take any actions to dissolve or liquidate LRGP;

(u)  fail to maintain a level of marketing and other advertising which is in the Ordinary Course;

(v)  not grant or issue complimentaries (including coupons) for food, beverages, hotel rooms or playing chips in a manner and at a level other than in the Ordinary Course and not issue any coupons unless there is an expiration date thereon not to exceed thirty (30) days from the date of issue;

(w)  duly comply in all material respects with all Laws as may be required for the valid and effective transfer and assignment of the Purchased Assets and LRGP Partnership Interests; or

(x)  not agree to do any of the items prohibited by Section 5.03(b), (c), (d), (f), (g), (i), (j), (k), (l), (m), (n), (p), (q), (r), (s), (t), (u) or (v).

5.04  Capital Expenditures.

(a)  Attached to Section 5.04(a) of the Disclosure Schedule is a copy of the status and amounts spent as of January 22, 2006with respect to the various items listed in the expenditure budgets for each of the Vicksburg Business and the Louisiana Business for the fiscal year ending April 30, 2006 (“2006 Capital Budget”). The Sellers and LRGP agree to continue to implement the 2006 Capital Budget for the remainder of the current fiscal year of Sellers and LRGP in a manner consistent with Sellers’ and LRGP’s historical practice of implementing capital budgets and further agree to complete prior to the Closing on the Closing Date the projects that are labeled as “IP” or “project in progress” in the 2006 Capital Budget.

(b)  The Sellers and LRGP will deliver a copy of the expenditure budgets for each of the Vicksburg Business and the Louisiana Business for the fiscal year ending in April 2007 once such budgets have been adopted but in no event later than May 1, 2006. Such budget shall, when adopted, be consistent with Isle’s historical practices other than with respect to material expansion or capital projects. The Sellers and LRGP agree to implement the 2007 expenditure budget in a manner consistent with Sellers and LRGP’s historical practice of implementing capital budgets, subject to obtaining any required consent from Purchasers pursuant to Section 5.03.

5.05  Non-Solicitation. Isle, each Seller and LRGP covenant and agree to (i) not directly, or indirectly through any of Isle’s Affiliates, managers, members, partners, directors, officers, employees, agents or advisors, solicit, initiate, pursue or encourage (by way of furnishing information or otherwise) any inquiries or proposals, or enter into any discussions, negotiations or agreements (whether preliminary or definitive) with any Person, contemplating or providing for any merger, acquisition, purchase or sale of stock or all or substantially all of the assets or any business combination or change in control of either Seller, LRGP or the Business and (ii) deal exclusively with Legends and the Purchasers with respect to the sale of the Purchased Assets and the LRGP Partnership Interest; provided, however, that the foregoing shall not in any manner prohibit Isle or its Affiliates, managers, members, partners, directors, officers, employees, agents or advisors from having discussions with any Person regarding the merger, acquisition, purchase or sale of stock of Isle or of all or substantially all of the assets of Isle or any business combination or change in control of Isle, it being agreed that any such transaction shall not effect the obligations of Isle, the Sellers and the Partners under this Agreement.

5.06  Consents. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement to transfer, sell or otherwise assign any Assigned Contract or Contract of LRGP or permit of the Business that would otherwise be a Purchased Asset or included in the assets of LRGP but which is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement (collectively, the “Unassigned Contracts”). Promptly following the execution of this Agreement, the parties shall confer to identify all necessary consents to the assignment of the Assigned Contracts that the parties will seek to obtain, develop procedures for obtaining any such consents, and cooperate in obtaining such consents. The Isle Parties, on the one hand, and Legends and Purchasers, on the other, shall use commercially reasonable efforts to obtain the consents necessary to assign the Assigned Contracts and any consents required under the Contracts of LRGP prior to the Closing. If a consent to the assignment of an Assigned Contract is not obtained prior to the Closing or if an attempted assignment of an Assigned Contract is ineffective for any other reason, the Isle Parties shall cooperate with the Purchasers in continuing to attempt to obtain such consent or otherwise procure an effective assignment of such Unassigned Contract and, pending the obtaining of such consent or the procurement of such assignment, shall implement any reasonable arrangement to provide for the Purchasers the benefits under any such Unassigned Contracts; provided, however, that the Purchasers shall accept the burdens and perform the obligations under such Unassigned Contract as a subcontractor of such Seller or its Affiliate. If, with respect to any such Unassigned Contract, the consent to assignment is obtained or an effective assignment can otherwise be made following the Closing, the relevant Seller or Partner shall promptly assign to the relevant Purchaser all of its right, title and interest in and to such Unassigned Contract and such Purchaser shall thereupon agree to assume and perform all Liabilities arising thereunder after the date of such consent, at which time such Unassigned Contract shall be deemed a Purchased Asset, without the payment of further consideration, and the obligations so assumed thereunder shall be deemed Assumed Liabilities. If the other party to any Unassigned Contract seeks damages against any Purchaser pursuant to a cause of action filed against such Purchaser as a result of acting in place of any Seller or as its subcontractor or assignee, then, subject to the limits set forth in the following sentence, Sellers shall indemnify such Purchaser from the Losses it incurs as a result thereof. Sellers shall pay up to $10,000 with respect to the transfer or assignment of each of the Assigned Contracts requiring consent and each Contract of LRGP requiring consent, in each case as a result of the transactions contemplated hereunder (other than the Contracts that are the subject of Section 5.08); provided, however, that the maximum obligation of the Sellers and the Partners under this Section 5.06 (including the indemnity in the immediately preceding sentence) is $100,000.

5.07  Environmental Report. The Purchasers shall be permitted to engage an environmental consulting firm reasonably acceptable to Sellers to conduct a Phase I environmental assessment of the Real Properties, which shall include a review of compliance with Environmental Laws, and to prepare and deliver its report (“Phase I Report”) with its findings and conclusions to the Sellers, LRGP and the Purchasers within thirty (30) days of the commencement of its work. The Sellers and LRGP shall cooperate reasonably with such consultant’s work. The costs and expenses of the Phase I Report shall be paid equally by the Sellers and LRGP, on one hand, and by the Purchasers, on the other hand, whether or not the transactions contemplated by this Agreement are completed.

5.08  Computer Systems. Promptly following the execution of this Agreement, the parties shall confer to identify all necessary consents to the assignment (or requirements for new licenses) of the computer software systems necessary to operate the Business as operated prior to the Closing, including the systems listed in Section 2.03(b) of the Disclosure Schedule, other than the (a) e-mail messaging system, (b) system used to operate the website, (c) accounting, payroll and human resources systems and (d) the CMS player tracking/cage table management system (the systems to be transferred being hereinafter referred to as the “Transferred Software”). To the extent any of the Transferred Software (i) is licensed from a third party software provider and requires the payment of a transfer fee, or (ii) cannot be transferred for any reason, including the refusal of a third party software provider to consent to such transfer, then, in each such case, the Sellers and Partners, on the one hand, and Legends and the Purchasers, on the other hand, shall split equally the transfer fees and the cost to acquire a comparable operating system reasonably acceptable to the Purchasers. The Purchasers, at their sole expense, shall acquire each of the software systems listed in clauses (a) and (b) above. The Sellers and Partners, on the one hand, and Legends and the Purchasers, on the other hand, shall split equally the transfer fees and the cost to acquire software for a comparable operating system to the CMS player tracking/cage table management system and the accounting, payroll and human resource systems; provided, however, that the maximum obligation of the Sellers and the Partners under this Section 5.08 is $1 million. The Sellers and Partners and the Purchasers shall cooperate with one another in dealing with the vendors of the Transferred Software and the software referred to in clauses (c) and (d) above and Purchasers shall be required to obtain Sellers and Partner’s prior written consent in connection with any Transferred Software or software referred to in clauses (c) and (d) to the extent such software is considered a significant upgrade from Sellers and LRGP’s current software. Prior to the Closing Date, the parties shall reasonably cooperate to install, integrate and test the Transferred Software and the software systems listed in clauses (a) - (d) above, in order for each such system that is necessary to operate the gaming operations of the casinos to be installed and operational as of the Closing on the Closing Date.

5.09  LRGP Taxes. LRGP shall not make or change any election with respect to Taxes, change any Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax return, enter into a closing agreement with any taxing authority, surrender any right to claim a refund for Taxes, consent to an extension of the statute of limitations applicable to any Tax claim or assessment or take any other similar action (or omit to take any action), if such election, change, amendment, agreement, settlement, surrender, consent or action or omission could have the effect of increasing the Tax liability of LRGP after the Closing Date.

5.10  Isle Lenders Consent. Isle covenants and agrees to use commercially reasonable efforts to obtain the consent of its lenders under the Credit Agreement to the transactions contemplated hereby, which efforts shall include the payment of any required consent fee in an amount which is reasonable and customary for such transaction; provided, however, that, for the avoidance of doubt, if the Louisiana Gaming Authority’s approval with respect to any amendment of the Credit Agreement is required, Isle shall not be deemed to be in breach of this Section 5.10 because of any delay in obtaining, or any failure to obtain, such consent of its lenders as a result of the Louisiana Gaming Authority’s approval requirement.

5.11  Prior Period Audited Statements.

(a)  Isle covenants and agrees to use commercially reasonable efforts to cause the Sellers Accountants to prepare and deliver to Legends within sixty (60) days of the date of this Agreement an audited balance sheet, income statement and statement of cash flows of each of RCMV and LRGP (which shall include the operations of the IOC Holdings Hotel), together with their report thereon, for each of the two fiscal years ended April 25, 2004 and April 24, 2005 (the “Prior Period Financials”).

(b)  The fees and expenses of the Sellers’ Accountants to prepare the Prior Period Financials shall be paid equally by Sellers and Partners, on the one hand, and Legends and the Purchasers, on the other hand.

5.12  Tax Deferred Exchange. In the event the Sellers wish to enter into a tax deferred exchange for any or some of the Properties pursuant to Section 1031 of the Code, the Purchasers agree to cooperate with Sellers (at the sole cost and expense of Sellers) in connection with such exchange, including the execution of such documents reasonably acceptable to the Purchasers as may be reasonably necessary to conduct the exchange, provided that there shall be no delay in the agreed-to Closing Date. The Purchasers are aware that Sellers may assign its interest in this Agreement relating to any or some of the Properties to a third party under an exchange agreement, as such term is describe in Treasury Regulation Section 1.1031(k)-1, and does hereby consent to such assignment provided however, in all events title shall transfer directly from Sellers to Purchasers. Notwithstanding any other provision in this Agreement, Sellers shall indemnify Purchasers for any and all costs, expenses or liabilities resulting from any such transactions.

ARTICLE VI

Financial Statements; Other Prior Deliveries

and Pre-Closing Deliveries

6.01  Pre-Signing Deliveries. Isle has heretofore delivered to the Purchasers:

(a)  The unaudited balance sheets of LRGP (which includes the operations of the IOC Holdings Hotel) as of April 25, 2004 and April 24, 2005 and the related unaudited statements of income for the fiscal years then ended. The unaudited balance sheets of RCMV as of April 25, 2004 and April 24, 2005 and the related unaudited statements of income for the fiscal years then ended. The financial statements referred to in this Section 6.01(a) are set forth in Section 6.01(a) of the Disclosure Schedule (collectively, the “Year-End Financial Statements”).

(b)  The unaudited balance sheet of (i) RCMV and (ii) LRGP (which includes the operations of the IOC Holdings Hotel), in each case as of October 23, 2005 and the related unaudited statement of income for the six (6) monthly accounting periods then ended. The financial statements referred to in this Section 6.01(b) are set forth in Section 6.01(b) of the Disclosure Schedule (collectively, the “Six-Month Financial Statements”). The balance sheets of RCMV and LRGP (which includes the operations of the IOC Holdings Hotel) as of October 23, 2005 are hereinafter referred to as the “Balance Sheet” and October 23, 2005 is hereinafter referred to as the “Balance Sheet Date.” The Year-End Financial Statements and the Six-Month Financial Statements are hereinafter collectively referred to as the “Financial Statements.”

(c)  The Disclosure Schedule.

6.02  Pre-Closing Title and Survey Delivery.

(a)  The Sellers and LRGP shall deliver to the Purchasers any existing title commitments, title policies and surveys of the Real Property in Sellers’ or LRGP’s possession within thirty (30) days from the date of this Agreement.

(b)  Within forty-five (45) days from the date of this Agreement, the Purchasers shall obtain and deliver to the Sellers with respect to each parcel of Real Property, a copy of a commitment for an Owner’s Title Insurance Policy or an owner’s preliminary title report on title (the “Title Report”) covering a date subsequent to the date hereof, issued by Lawyers Title Insurance Corporation or Commonwealth Title Insurance Corporation, which Title Report shall contain a commitment of such title insurance company to issue an ALTA 1992 form owner’s title insurance policy, insuring either fee simple title to the Real Property or the leasehold interest, as the case may be, in the Purchasers (as appropriate), subject only to the Permitted Real Estate Encumbrances.

(c)  Within sixty (60) days from the date of this Agreement, the Purchasers shall deliver to the Sellers an “As-Built” survey of each parcel of Real Property certified to the Purchasers (as appropriate), Sellers and the title company by a registered land surveyor (registered in the jurisdiction where the property is located) and prepared in conformity with the “minimum standard detail requirements” for land title surveys jointly established by The American Land Title Association, American Congress on Surveying and Mapping and The National Society of Professional Surveyors in 2005, dated as of a date subsequent to the date hereof, of each parcel of Real Property covered by the Title Report, showing with respect to each such parcel, (i) the legal description; (ii) all buildings, structures and improvements thereon and all “setback” line restrictions of record or that have been established by an applicable zoning or building code or ordinance, and all easements or rights of way and (iii) ALTA/ACSM Table A items 1, 2, 3, 4, 6, 7a, 7b, 8, 9, 10, 11, 13 and 14.

(d)  The reasonable costs and expenses of the Title Reports and the title insurance policies issued pursuant thereto referred to in Section 6.02(b) and the surveys referred to in Section 6.02(c) shall be paid equally by the Sellers and LRGP, on the one hand, and by the Purchasers, on the other hand, whether or not the transactions contemplated under this Agreement are consummated.

6.03  Lender’s Commitment and McEnery Undertaking. (a) The Purchasers have heretofore delivered to Isle, the Sellers and the Partners an executed copy of the Commitment Letter.

(b)  McEnery has heretofore delivered to Isle, the Sellers and the Partners an executed copy of his commitment to contribute up to $50 million in equity to the Purchasers in connection with the Purchasers’ consummation of the transactions contemplated hereby.

(c)  Legends has delivered to Isle a complete and correct copy of the Legends Operating Agreement in effect as of the date hereof.

ARTICLE VII

Warranties and Representations of Isle, the Sellers, the Partners and LRGP

Isle, the Sellers, the Partners and LRGP, as of the date hereof (subject to Section 9.03), each warrant and represent to the Purchasers as to itself as follows:

7.01  Due Incorporation. Each of Isle and RCMV is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. LRGP is a general partnership duly organized and validly existing under the laws of the State of its formation. IOC Holdings and each of the Partners is a limited liability company duly organized, validly existing and in good standing under the laws of the State of its formation. LRGP is not required to be licensed to do business as a foreign entity in any jurisdiction other than Louisiana.

7.02  Authority. Isle, LRGP, each Seller, each Partner and Lady Luck has the corporate, partnership or limited liability company, as appropriate, right and power to enter into, and perform its obligations under this Agreement and any Ancillary Agreement to which it is or is specified to be a party; and has taken all requisite corporate, partnership or limited liability company action, as appropriate, to authorize the execution, delivery and performance of this Agreement and the other Ancillary Agreements to which it is or is specified to be a party and the consummation of the sale of the Purchased Assets and the LRGP Partnership Interests and other transactions contemplated by this Agreement; and this Agreement and, with respect to Isle only, the Escrow Agreement has been duly authorized, executed and delivered by Isle, LRGP, each Seller and each Partner and is binding upon, and enforceable against, Isle, LRGP, each Seller and each Partner in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity); each Ancillary Agreement to which Isle or Lady Luck is or is specified to be a party has been duly authorized in the form attached to this Agreement and, when and executed and delivered by Isle or Lady Luck, will be binding upon, and enforceable against, Isle or Lady Luck in accordance with the terms of such Ancillary Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

7.03  No Violations and Consents. (a) Except as set forth in Section 7.03(a) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Isle, LRGP, the Sellers or the Partners, nor the consummation of the sale of the Purchased Assets or the LRGP Partnership Interests or any other transaction contemplated by this Agreement, including the execution, delivery and performance of the Ancillary Agreements by Isle, does or will, after the giving of notice, or the lapse of time, or otherwise, (i) conflict with, result in a breach of, or constitute a default under, the charter, by-laws or partnership or operating agreement of Isle, LRGP, the Sellers or the Partners, or any Law or Order, or any Contract to which Isle, LRGP, the Sellers or the Partners are parties or by which Isle, LRGP, the Sellers or the Partners or any of the Purchased Assets or the LRGP Partnership Interests is subject or bound; or (ii) result in the creation of any Lien or other adverse interest upon any of the Purchased Assets, the assets or properties of LRGP or the LRGP Partnership Interests; (iii) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon, or refuse to perform, any Contract to which either Seller or LRGP is a party; or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any Contract to which either Seller or LRGP is a party.

(b)  Except as set forth in Section 7.03(b) of the Disclosure Schedule, no consent, authorization or approval of, filing or registration with or giving of notice to, any Governmental Authority is necessary in connection with the execution, delivery and performance by LRGP, the Sellers and the Partners of this Agreement or the consummation of the transactions contemplated hereby, other than those the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.04  LRGP Matters. (a) The Partners own, and at the Closing on the Closing Date will own, all of the outstanding partnership interests of LRGP, free and clear of any Liens, except (i) Permitted Liens and (ii) the Liens described on Section 7.08 of the Disclosure Schedule which will be released prior to or at the Closing on the Closing Date.

(b)  There are no outstanding options, warrants, rights, privileges or other arrangements, preemptive, contractual or otherwise, to acquire any partnership or other equity interests in LRGP.

(c)  LRGP does not own any equity interests of any other Person.

7.05  Brokers. Except as set forth in Section 7.05 of the Disclosure Schedule, neither this Agreement nor the sale of the Purchased Assets, the LRGP Partnership Interests or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of, or representing Isle, LRGP, the Sellers, the Partners or any of Isle’s Affiliates as broker, finder, investment banker, financial advisor or in any similar capacity.

7.06  Sufficiency of Assets. Except as set forth in Section 7.06 of the Disclosure Schedule and subject to obtaining any of the consents listed in Section 7.03(a) of the Disclosure Schedule, the Purchased Assets and the LRGP Partnership Interests, together with the Retained Assets and the LRGP Transferred Assets, constitute all properties, assets and rights necessary to operate the Business in substantially the same manner as currently conducted by Sellers and LRGP.

7.07  Related Party Transactions. Except as set forth in Section 7.07 of the Disclosure Schedule and except with respect to any Contract to which Isle or any of its Affiliates has entered into with a third party in connection with the purchase of services or goods that are made available generally to the Business along with Isle’s other businesses (which Contracts are disclosed in Section 2.03(b) or 7.06 of the Disclosure Schedule), (a) neither Isle nor any of its Affiliates nor any officer or director of Isle or any of its Affiliates has any contractual relationship with the Business as lessor, supplier or lender, and (b) no officer or director of Isle or any of its Affiliates owns or has any interest in the Purchased Assets or the rights, properties or assets of LRGP (other than in their capacity as such an officer or director).

7.08  Title to Purchased Assets. (a) Except as disclosed in Section 7.08 of the Disclosure Schedule, on the Balance Sheet Date and the date hereof, the Sellers are the legal and beneficial owners of the Purchased Assets free and clear of any Liens, except (i) Permitted Liens and (ii) the Liens described on Section 7.08 of the Disclosure Schedule which will be released prior to or at the Closing on the Closing Date.

(b)  Subject to obtaining any consents under any Assigned Contract, at Closing Purchasers will become the legal and beneficial owner of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

(c)  On the Balance Sheet Date and on the date hereof, LRGP is the legal and beneficial owner of its rights, assets and properties (other than the LRGP Transferred Assets) free and clear of any Liens, except (i) Permitted Liens and (ii) the Liens described on Section 7.08 of the Disclosure Schedule which will be released prior to or at the Closing on the Closing Date.

7.09  Condition of Assets. (a) Except as set forth in Section 7.09 of the Disclosure Schedule, all of the Improvements, riverboat vessels and related barges and other machinery, equipment (including gaming equipment and devices) and other personal property included in the Purchased Assets or owned and used by LRGP have been maintained in the Ordinary Course and are in customary operating condition and repair, ordinary wear and tear excepted.

(b)  The riverboat vessels and related barges included in the Purchased Assets or owned or used by LRGP are (i) properly documented vessels with the United States Coast Guard and (ii) subject to either a Certificate of Inspection or a Certificate of Documentation as listed on Section 7.09(b) of the Disclosure Schedule.

7.10  Real Estate. (a) Section 7.10(a) of the Disclosure Schedule sets forth a true and complete (i) list and legal description of all Real Property and (ii) list of all properties leased to or by the Sellers or LRGP (“Leasehold Interests”) (the Real Property owned and utilized in the operation of the Business and the Leasehold Interests leased and utilized in the operation of the Business (as opposed to leases to third parties) are sometimes collectively called the “Properties”).

(b)  The Properties are adequately serviced by all utilities necessary for the effective operations of the Business.

(c)  No condemnation or eminent domain proceedings have been initiated by service of process on the Sellers or LRGP which relate to the Properties, and no such proceedings are pending or, to the knowledge of the Isle Parties, threatened or have been filed by any relevant Governmental Authority with respect to the Properties.

(d)  Neither of the Sellers nor LRGP is in default in any material respect under, neither of the Sellers nor LRGP has breached in any material respect, the Properties do not violate in any material respect, and no event has occurred or is continuing which with notice or the passage of time, or both, would constitute a default in any material respect by a Seller or LRGP under any Permitted Liens and no such Permitted Liens have impaired in any material way the right of the Sellers or LRGP to operate the Business at the Properties, nor has either Seller or LRGP received any written notice of any fence dispute, boundary dispute, boundary line question, water dispute or drainage dispute concerning or affecting the Properties.

7.11  Litigation and Compliance with Laws. (a) Except as set forth in Section 7.11 of the Disclosure Schedule, there is no arbitration proceeding and there is no action, proceeding, complaint or, to the knowledge of the Isle Parties, investigation before or by Governmental Authority, pending or, to the knowledge of the Isle Parties, threatened against or affecting the Sellers, LRGP or the Business, or any of the Purchased Assets or Sellers’ right to own the Purchased Assets or the Partners right to own the LRGP Partnership Interests or operate the Business pursuant to which a party seeks more than $100,000 from the Sellers or LRGP. Except as set forth in Section 7.11 of the Disclosure Schedule, neither of the Sellers nor LRGP is subject to any Order with respect to the Business, other than any Orders that would customarily apply to any entity operating a gaming business or owning real property in either Bossier City, Louisiana or Vicksburg, Mississippi.

(b)  There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Isle Parties, threatened against the Sellers, the Partners or LRGP with respect to this Agreement, or in connection with the transactions contemplated hereby.

(c)  Except as disclosed in Section 7.11 of the Disclosure Schedule, there is no labor trouble, strike or request for union representation pending or, to the Sellers’ or Partners’ knowledge, threatened against the Sellers or LRGP or affecting the Business.

(d)  Neither of the Sellers nor LRGP is owning or operating, and neither has owned or operated, the Business or the Purchased Assets, including the Properties, in violation of any Law or Order, which violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e)  Section 7.11 of the Disclosure Schedule sets forth any fines, sanctions or administrative actions assessed or taken by the Gaming Authorities with respect to the Business between January 1, 2004 through February 7, 2006.

This Section 7.11 does not relate to environmental matters, such matters being the subject of Section 7.18.

The litigation matters disclosed in Section 7.11 of the Disclosure Schedule are Retained Liabilities.

7.12  Intellectual Property. Except as set forth in Section 7.12 of the Disclosure Schedule, other than use of the trademark “Isle of Capri” with the descriptive, non-trademark terms “Bossier City” or “Vicksburg” on the Casinos and Hotels, there is no Isle IP which is used exclusively in connection the Business.

7.13  Contracts. (a) Section 7.13 of the Disclosure Schedule contains a true and complete list of all personal property leases, Leasehold Interests, and all other Contracts to which either Seller, LRGP or any Affiliate (which Affiliate shall be identified on the Disclosure Schedule) is a party and predominantly relating to the Purchased Assets or operation of the Business, except (i) purchase and sale commitments entered into in the Ordinary Course and involving payments to or by a Seller or LRGP of $25,000 or less, (ii) Contracts to which a Seller or LRGP is a party which may be terminated by a Seller or LRGP on thirty (30) days or less written notice without penalty to a Seller or LRGP; (iii) Contracts to which a Seller or LRGP is a party which have a term of one (1) year or less and involve payment by or to a Seller or LRGP of $10,000 or less or (iv) Contracts listed in Section 2.03(b) or Section 2.06(a)(ii) of the Disclosure Schedule, which Contracts are not being assigned to Purchasers. The Contracts required to be listed on Section 7.13 of the Disclosure Schedule shall be referred to as the “Material Contracts.”

(b)  Except as disclosed in Section 7.13 of the Disclosure Schedule, all Material Contracts are valid, binding and enforceable against the applicable Isle Party and, to the knowledge of Isle Parties, against the other Person(s) that are parties thereto in accordance with their terms.

(c)  Neither of the Sellers or LRGP nor, to the knowledge of Isle Parties, any other Person, is in breach of, or default under, in any material respect, any Material Contract and no event or action has occurred, is pending, or, to the knowledge of Isle Parties, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, could constitute or result in a breach in any material respect by Isle, the Sellers, the Partners or LRGP, or, to the knowledge of Isle Parties, any other Person, or a default in any material respect by Isle, the Sellers, the Partners or LRGP, or, to the knowledge of Isle Parties, any other Person, under any Material Contract.

7.14  Financial Statements and Related Matters. (a) The Year-End Financial Statements have been derived from the consolidated financial statements of Isle, which have been prepared, in all material respects, in accordance with U.S. generally accepted accounting principles. The Six-Month Financial Statements have been prepared in accordance with the books and records of RCMV and LRGP in a manner consistent with RCMV and LRGP’s historical practice of preparing interim financials. Except as set forth in Section 7.14(a) of the Disclosure Schedule, the Financial Statements fairly present, in all material respects, the financial condition and results of operations of RCMV and LRGP (which includes the operations of the IOC Holdings Hotel) as of the respective dates and for the respective periods indicated therein.

(b)  All of the inventories that are reflected in the Balance Sheet were purchased or acquired in the Ordinary Course and in a manner consistent with the regular practices relating to the Business, and, if applicable, have been sold in the Ordinary Course and in a manner consistent with Sellers’ or LRGP’s regular inventory practices. On the Balance Sheet Date, all of the inventories that are reflected in the Balance Sheet were valued at the original purchase price and were carried in a manner consistent with prior years.

7.15  Changes Since the Balance Sheet Date. Except as set forth in Section 7.15 of the Disclosure Schedule, since the Balance Sheet Date:

(a)  the Business has been conducted and carried on only in the Ordinary Course;

(b)  neither of the Sellers nor LRGP has purchased, sold, leased, mortgaged, pledged or otherwise acquired or disposed of any properties or assets of or for the Business, except in the Ordinary Course;

(c)  neither of the Sellers nor LRGP has sustained or incurred any loss or damage (whether or not insured against) on account of fire, flood, accident or other calamity which has interfered with or affected, or may interfere with or affect, the operation of the Business, except with respect to Hurricane Katrina or Hurricane Rita;

(d)  neither of the Sellers nor LRGP has made, or become committed to make, any payment, contribution or award under or into any bonus, pension, profit sharing, deferred compensation or similar plan, program or trust covering any employee of the Business, except (i) in the Ordinary Course, (ii) as required by the terms of any Benefit Plan or (iii) as required by applicable Law;

(e)  neither of the Sellers nor LRGP has increased the rate of compensation of any employee of the Business, except (i) pursuant to Benefit Plans disclosed in Section 7.19(a) of the Disclosure Schedule, (ii) as required by applicable Law or (iii) in the Ordinary Course;

(f)  there has been no Material Adverse Effect or material and adverse development with respect to any Sellers’ or LRGP’s relations with its respective employees, creditors, suppliers, customers, regulators (including the Gaming Authorities), insurers (other than with respect to Hurricane Katrina or Hurricane Rita) or others having business relationships with the Business that would reasonably be expected to result in a Material Adverse Effect;

(g)  neither of the Sellers nor LRGP has made any employee loans or advances, except in the Ordinary Course;

(h)  neither of the Sellers nor LRGP has materially changed any accounting systems, policies, principles or practices (including any change in depreciation or amortization policies or rates) used with respect to the Business;

(i)  the Sellers and LRGP have made marketing and advertising expenditures in the Ordinary Course; or

(j)  neither of RCMV nor LRGP has made any material change to its casino operations or the policies with respect thereto, except in the Ordinary Course and in accordance with Law.

7.16  Insurance. Section 7.16 of the Disclosure Schedule sets forth a list of all policies of insurance which relate to the Business; and all of such policies of insurance are in good standing, valid and subsisting, and in full force and effect in accordance with their terms. Such insurance policies are adequate and customary for the conduct of the Business. Neither of the Sellers nor LRGP nor any of their Affiliates have been refused any insurance with respect to the Purchased Assets, any assets or properties of LRGP or the Business, and any such coverage has not been limited by any insurance carrier to which application has been made for any such insurance or with which any such coverage has been carried.

7.17  Licenses and Permits. (a) Section 7.17 of the Disclosure Schedule sets forth a list of licenses, franchises, permits and other governmental authorizations held by the Sellers and LRGP that are material to the operation or conduct of the Business, other than such licenses, franchises, permits and other governmental authorizations that would be applicable generally to a business operating in either Louisiana or Mississippi (such licenses, franchises, permits and other governmental authorizations that are required to be so disclosed, the “Material Permits”). Such Material Permits are valid and in effect and neither of the Sellers nor LRGP has received any notice that any appropriate Governmental Authority intends to cancel, terminate or not renew any of the same. The Sellers and LRGP hold all licenses, permits and other governmental authorizations necessary for the conduct of the Business as heretofore conducted by Sellers and LRGP.

(b)  Section 7.17 of the Disclosure Schedule sets forth all employees of the Sellers and LRGP who hold gaming licenses issued by the Gaming Authorities as of the date hereof and the title of such license and indicates whether such license is a “key” or a “support” license. All employees of the Sellers and LRGP who are required to hold gaming licenses issued by the Gaming Authorities have such licenses.

(c)  Neither of the Sellers nor LRGP has been denied a gaming license or liquor license in any jurisdiction. Neither of the Sellers nor LRGP has had any gaming license or liquor license revoked or suspended by any Gaming Authority. Except as set forth on Section 7.17 of the Disclosure Schedule, no gaming license of the Sellers or LRGP has been subject to any sanctions, nor have there been any penalties, sanctions or other disciplinary actions imposed in respect of any such license between January 1, 2004 through February 7, 2006. The monetary costs imposed with respect to any penalties, sanctions or other disciplinary actions listed on Section 7.17(c) of the Disclosure Schedule are Retained Liabilities.

(d)  Each of RCMV and LRGP’s gaming license (to the extent such party is required to have one) is valid and in good standing with the Gaming Authorities and neither of the Sellers nor LRGP has knowledge of any reason why (as it relates solely to the Sellers, LRGP and their Affiliates) the Gaming Authorities would not grant Gaming Approval.

7.18  Environmental Matters. (a) Except as set forth in Section 7.18 of the Disclosure Schedule, no Hazardous Materials in quantities or concentrations that give rise to liability under any Environmental Law have been used, generated, transported, manufactured, processed, stored, treated or disposed, in, beneath or on the Properties by Sellers, LRGP or their Affiliates or, to the knowledge of the Isle Parties, by any other Person except as necessary or helpful to the conduct of the Business and in compliance with Environmental Laws. The term “Hazardous Material” shall mean (i) all substances, wastes, pollutants, contaminants and materials (“Substances”) regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state and local counterparts, each as amended through the date hereof, as well as these statutes’ implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq. (“SWDA”), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Atomic Energy Act, 42 U.S.C. Section 22011 et seq.; and the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq.; (ii) all Substances with respect to which any Governmental Authority otherwise requires environmental investigation, monitoring, reporting, or remediation; (iii) petroleum and petroleum products and by products including crude oil and any fractions thereof; (iv) natural gas, synthetic gas, and any mixtures thereof; and (v) radon, radioactive substances, asbestos, urea formaldehyde, and polychlorinated biphenyls (“PCBs”).

(b)  The Sellers, LRGP and the Casinos have been and are currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws, and the Sellers, LRGP and the Casinos have been and are currently in compliance in all material respects with all such permits, licenses and authorizations.

(c)  Except as set forth in Section 7.18(c) of the Disclosure Schedule and except for quantities or concentrations that will not give rise to liability under any Environmental Law, neither of the Sellers nor LRGP have used, generated, transported, manufactured, processed, treated, stored or disposed of Hazardous Materials on, into or beneath the surface of any of the Properties, except in compliance with applicable Environmental Laws. Except as set forth in Section 7.18(c) of the Disclosure Schedule, there has not occurred, nor is there presently occurring, a Release or threatened Release of any Hazardous Material in a quantity or concentration that gives rise to liability under any Environmental Law on, into, from or beneath the surface of any of the Properties, and no part of the Properties or, to the knowledge of the Isle Parties, no part of any parcels adjacent to the Properties, including the ground water located thereon, is presently contaminated by Hazardous Materials. The term “Release” shall have the meaning set forth in CERCLA and the SWDA in a quantity or concentration that gives rise to liability under any Environmental Law and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

(d)  Neither of the Sellers nor LRGP has treated, transported, recycled or disposed, nor has it allowed or arranged for any third parties to treat, transport, recycle or dispose, any Hazardous Materials, (i) to or at a site which, was not lawfully permitted to receive such Hazardous Material for such purpose, (ii) to or at a site which has been placed on the National Priorities List or its state equivalent, (iii) to or at a site which, to the knowledge of Sellers or LRGP, the United States Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent, or (iv) in a manner which gives rise to liability under any Environmental Laws. Neither of the Sellers nor LRGP has received any notice, and, to the knowledge of the Isle Parties, there are no facts which could give rise to any notice, that either Seller or LRGP is, or may be, a potentially responsible party for any investigation, cleanup or any response or corrective action arising from or relating to the Business or the Purchased Assets under any Environmental Law. Neither of the Sellers nor LRGP has (i) received any written request for information in connection with any investigation or cleanup arising from or relating to the Business or Purchased Assets or (ii) undertaken (or been requested to undertake) any response or corrective actions or cleanup action of any kind arising from or relating to the Business or the Purchased Assets at the request of any Governmental Authority.

(e)  Except as identified in Section 7.18 of the Disclosure Schedule, there are no underground storage tanks, aboveground storage tanks, asbestos containing materials, or PCB containing capacitors, transformers or other equipment on any of the Properties, except in compliance with Environmental Laws. There has been no Release in a quantity or concentration that gives rise to liability under any Environmental Law from any underground or aboveground storage tank or any PCB containing transformer, capacitor or equipment. None of the underground or aboveground storage tanks or the PCB containing capacitors, transformers or equipment identified in the Disclosure Schedule has within the last three (3) years been, and none now need to be, repaired or replaced.

(f)  Section 7.18 of the Disclosure Schedule identifies and the Sellers and LRGP have made available copies of (i) all environmental audits, assessments, reports or occupational health studies in the possession of the Sellers and LRGP with respect to the Business or the Purchased Assets within the past five (5) years, (ii) the results of any groundwater, soil, air or asbestos investigation or monitoring undertaken with respect to any of the Properties and (iii) all Environmental Claims, whether pending or threatened, or Orders issued with respect to the Business within the past five (5) years under Environmental Laws.

(g)  For purposes of this Section 7.18, “Environmental Laws” shall mean any and all Laws, permits, consents, approvals, authorizations, common law rules or other requirements having the force and effect of law, whether local, state, territorial or national in effect on the date hereof relating to: (i) emissions, discharges, spills, Releases or threatened Releases of Hazardous Materials; (ii) the use, generation, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Materials; or (iii) otherwise relating to pollution or the protection of the environment, including the following statutes as now written and amended, including any and all regulations promulgated thereunder and any and all State and local counterparts: CERCLA, SWDA, the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. §300f et seq.

7.19  Employee Benefit Plans and Employment Agreements. (a) Except as set forth in Section 7.19(a) of the Disclosure Schedule, neither of the Sellers nor LRGP are parties to, nor maintain, contribute to, participate in or have any liability or contingent liability with respect to:

(i)  any “employee welfare benefit plan” or “employee pension benefit plan” (as those terms are respectively defined in sections 3(1) and 3(2) of ERISA), or a “multiemployer plan” (as defined in section 3(37) of ERISA);

(ii)  any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, sick pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program, fringe benefit arrangements or any other employee benefit plan, program, agreement or policy, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA); or

(iii)  any employment or consulting agreement, in each case with respect to any current or former employee, director, consultant or agent of the Sellers or LRGP.

(b)  A true and complete copy of each of the plans, arrangements and agreements set forth in Section 7.19(a) of the Disclosure Schedule (collectively, the “Benefit Plans”), each as in effect on the date hereof, have been made available to the Purchasers. In the case of any Benefit Plan which is not in written form, the Purchasers have been supplied with a true and complete description of such Benefit Plan as in effect on the date hereof.

(c)  As to all Benefit Plans:

(i)  No Benefit Plan is subject to Title IV of ERISA and no ERISA Affiliate of the Sellers or LRGP maintains or contributes to an “employee pension benefit plan” (as defined in section 3(2) of ERISA) that is subject to Title IV of ERISA.

(ii)  Neither of the Sellers nor LRGP have any liability or contingent liability under any Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title 1 of ERISA and section 4980B (or any predecessor section thereto) of the Code.

(iii)  Each Benefit Plan intended to be qualified under Section 401(a) of the Code was adopted under a prototype plan that has received a favorable opinion letter from the IRS covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 and providing that such Benefit Plan is so qualified and that each trust related to such Benefit Plan has been determined to be exempt under Section 501(a) of the Code, and nothing has occurred subsequent to the adoption of such prototype plan that could reasonably be expected to adversely affect the qualified status of such Benefit Plan or the exempt status of such related trust. To the knowledge of Isle Parties, no Governmental Authority is auditing or investigating any such Benefit Plan.

(d)  Neither of the Sellers nor LRGP contribute to, have ever contributed to, and have any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

(e)  Except as set forth in Section 7.19(e) of the Disclosure Schedule, the execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment from the Sellers or LRGP (including severance, unemployment compensation, golden parachute or otherwise) becoming due or increased to any employee or consultant of the Sellers or LRGP or (ii) increase or result in any acceleration of the time of payment or vesting of any compensation or benefits otherwise payable under any Benefit Plan.

7.20  Taxes. Except as set forth in Section 7.20 of the Disclosure Schedule (which matters disclosed thereon are Retained Liabilities),

(a)  (i) all Federal, state, local and foreign income, corporation and other Tax Returns have been timely filed by LRGP and all other filings in respect of Taxes have been made by LRGP for all periods through and including the date hereof as required by applicable Law and (ii) all Federal, state, local and foreign income, corporation and other Tax Returns (other than combined or consolidated income Tax Returns) with respect to the Purchased Assets, the Business and the Transferred Employees have been timely filed by Sellers and all other filings in respect of Taxes with respect to the Purchased Assets, the Business and the Transferred Employees have been made by Sellers for all periods through and including the date hereof. All Taxes shown as due on all such Tax Returns and other filings have been paid. Each such Tax Return and filing is true, correct and complete and neither Sellers nor LRGP will have any additional Liability for Taxes with respect to such Tax Returns. There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the Purchased Assets or assets or properties of LRGP (other than the LRGP Transferred Assets). All Taxes that Sellers or LRGP are required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been timely paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

(b)  Neither of the Sellers, the Partners nor LRGP is a “foreign person” as defined in Section 1445(f)(3) of the Code.

(c)  None of the Purchased Assets or assets or properties of LRGP constitutes an interest in an entity taxed as a corporation or an interest in a joint venture, limited liability company, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes.

(d)  None of the Purchased Assets or assets or properties of LRGP constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the Purchased Assets or assets or properties of LRGP is subject to a lease, safe harbor lease or other arrangement as a result of which the Sellers or LRGP is not treated as the owner for Federal income tax purposes.

(e)  There is no contract, plan, or other arrangement with any Transferred Employee or other person which could (either alone or aggregated with other payments) give rise to a payment (or another benefit) that is not deductible under Code section 280G or subject to the excise Tax under Code section 4999. All deferred compensation arrangements maintained by LRGP or being assumed by the Purchasers comply with the requirements of Code section 409A (based on guidance published by the IRS as of the date of this Agreement).

(f)  LRGP is treated as a disregarded entity under Treasury Regulation section 301.7701-3 for federal income tax purposes. All Taxes of LRGP not yet due and payable will be accrued as a Current Liability on the Closing Balance Sheet for purposes of computing the Net Current Assets. There are no unpaid assessments for additional Taxes of LRGP for any period and there is no basis therefor. All charges, accruals, and reserves for Taxes provided for on the financial statements delivered pursuant to Section 6.01(b) are adequate. To the knowledge of the Isle Parties, no claim has been made in the last five (5) years that LRGP has not properly paid Taxes in a jurisdiction in which LRGP does not file a Tax Return.

(g)  LRGP has never been a member of any consolidated, combined or unitary group for state, local or foreign Tax purposes. LRGP is not (and never has been) a party to any tax sharing or similar arrangement for the sharing of Tax benefits or liabilities. LRGP is not liable for Taxes of any other Person as a result of transferee liability, joint and several liability, contractual liability, or otherwise. Neither the Sellers nor the Partners has any obligation for Taxes pursuant to any contract that any Purchaser is assuming as a result of the transactions contemplated by this Agreement. Neither the Sellers, the Partners nor LRGP has extended any statute of limitations relating to Taxes for which any Purchaser or LRGP could be liable under this Agreement or pursuant to applicable Law, and no power of attorney granted by LRGP with respect to any Taxes is currently in force. No taxing authority has made a claim that as a result of conducting the Business, owning any Purchased Assets, or employing any Transferred Employee either Seller, either Partner, or LRGP is obligated to pay Taxes in a jurisdiction in which such Person is not filing tax returns. To the knowledge of Sellers and Partners, no audits or other proceedings are ongoing or threatened with respect to any Taxes relating to the Business, the Purchased Assets, or the Transferred Employees for which any Purchaser or LRGP could have liability under this Agreement or under applicable Laws. To the knowledge of Sellers, there are no unpaid or proposed assessments for Taxes with respect to any of the Purchased Assets.

(h)  No state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently in progress or pending with regard to any Taxes or Tax Returns of LRGP. LRGP has no private letter ruling, technical advice, application for a change of any method of accounting, or other similar requests presently pending with any taxing authority.

(i)  None of the Sellers, the Partners or LRGP has or has had a permanent establishment in any foreign country other than the country in which it is established or has engaged in a trade or business in any country other than the country in which it was established.

7.21  Intentionally Omitted.

7.22  Customer Database. Except as set forth in Section 7.22 of the Disclosure Schedule, neither of the Sellers nor LRGP nor any of their Affiliates have delivered their customer list or database to any non-Affiliate Person or allowed any non-Affiliate Person (other than direct mail houses in the Ordinary Course) to have access thereto.

7.23  Disclaimer of Other Representations or Warranties. The Isle Parties do not make and have not made any representations or warranties in connection with the transactions contemplated by this Agreement other than those expressly set forth in this Agreement. Except as expressly set forth in this Agreement, no Person has been authorized by any of the Isle Parties to make any representations or warranties relating to the Isle Parties or any of their Affiliates or otherwise in connection with the transactions contemplated by this Agreement, and, if made, such representation or warranty may not be relied upon as having been authorized by any Isle Party.

ARTICLE VIII

Warranties and Representations of Legends and the Purchasers

Legends and each of the Purchasers, as of the date hereof (subject to Section 10.02), warrant and represent to Isle, the Sellers and the Partners as to itself as follows:

8.01  Due Incorporation. Legends and each Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of its formation.

8.02  Authority. Legends and each Purchaser has the limited liability company right and power to enter into, and perform its obligations under this Agreement and the Ancillary Agreements to which it is or is specified to be a party, and has taken all requisite limited liability company action to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or is specified to be a party and the consummation of the purchase of the Purchased Assets and the LRGP Partnership Interests and the other transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by Legends and each Purchaser and is binding upon, and enforceable against, Legends and each Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity); each Ancillary Agreement to which Legends or any Purchaser is or is specified to be a party has been duly authorized in the form attached to this Agreement and, when and executed and delivered by Legends or any Purchaser, as the case may be, will be binding upon, and enforceable against, Legends or any Purchaser, as the case may be, in accordance with the terms of such Ancillary Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

8.03  No Violations. Subject to obtaining the Gaming Approvals, neither the execution, delivery or performance of this Agreement by Legends or any Purchaser, nor the consummation of the purchase of the Purchased Assets or the LRGP Partnership Interests nor any other transaction contemplated by this Agreement including the execution, delivery and performance of the Ancillary Agreements by Legends and Purchasers, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the certificate of formation or operating agreement of Legends or any Purchaser, or any Law or Order, or any Contract to which Legends or any Purchaser is a party.

8.04  Brokers. Neither this Agreement nor the purchase of the Purchased Assets or the LRGP Partnership Interests nor any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of, or representing, Legends, the Purchasers or any of their Affiliates as broker, finder, investment banker.

8.05  Ownership; Equity Commitment. McEnery owns, and at all times prior to Closing will own, at least a majority of the outstanding equity interests and voting control of Legends. Legends owns, and at all times prior to Closing will own, all of the outstanding equity interests and voting control of each Purchaser.

8.06  Gaming Licensing. McEnery, as an investor in Argosy Gaming Company and Empress Entertainment, Inc., previously held gaming licenses in the States of Illinois, Indiana, Iowa, Missouri and Louisiana. McEnery was licensed to own a gaming license in Colorado in December 2004. None of McEnery, Marshall or Kelly has ever had a gaming license revoked, suspended or not renewed (upon application). Prior to the date hereof, Legends contacted each Gaming Authority in order to inquire on a preliminary basis as to whether the Financing and proposed capital structure is likely to be satisfactory to such Gaming Authority. Legends and the Purchasers know of no reason why the Gaming Authorities would not grant all required Gaming Approvals, or would not make a finding of suitability with respect to McEnery, Marshall or Kelly.

8.07  Litigation. There are no claims, actions, suits, proceedings, governmental investigations or other litigation pending, or, to Purchasers’ or Legends’ knowledge, threatened, by or against Legends, any Purchaser or any of their Affiliates with respect to this Agreement or in connection with the transactions contemplated hereby.

8.08  Financing. Purchasers have cash available and have obtained a commitment letter (the “Commitment Letter”) from CIT Lending Services Corporation (the “Lender”) providing for commitments to provide funds which together would be sufficient to enable Purchasers to consummate the transactions contemplated by this Agreement. A copy of the Commitment Letter has been provided to Isle. The financing provided in the Commitment Letter and the financing commitment discussed in Section 6.03(b) shall be referred to in this Agreement collectively as the “Financing.” Any and all conditions to the Financing have been disclosed to Isle.

8.09  Purchase for Investment. The Legends Louisiana LLCs are acquiring the LRGP Partnership Interests for their own account for investment and not with a view to, or for offer or resale in connection with, a distribution of any of the LRGP Partnership Interests or any “beneficial interest” in the LRGP Partnership Interests within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and the Legends Louisiana LLCs have no present intent, agreement or understanding to sell, pledge or otherwise dispose of any LRGP Partnership Interest or any beneficial interest in any LRGP Partnership Interest to any other Person. The Legends Louisiana LLCs understand that the LRGP Partnership Interests have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and that none of the LRGP Partnership Interests may be offered for sale, sold or otherwise transferred unless they are registered or otherwise qualified under federal and any applicable state securities Law or unless an exemption from such registrations or qualifications is available.

ARTICLE IX

Conditions to Closing Applicable to the Purchasers

The obligations of the Purchasers hereunder (including the obligation of the Purchasers to close the transactions herein contemplated) are subject to the following conditions precedent:

9.01  No Termination. Neither Legends nor Isle shall have terminated this Agreement pursuant to Section 11.01.

9.02  No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect.

9.03  Bring-Down of Seller Warranties. The warranties and representations made by the Isle Parties in Article VII shall be true and correct in all material respects (except such warranties and representations which are qualified by Material Adverse Effect or materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same effect as if such warranties and representations had been made on and as of the Closing Date and the Isle Parties shall have performed and complied with all agreements, covenants and conditions on their part required to be performed or complied with on or prior to the Closing Date; and at the Closing, the Purchasers shall have received a certificate executed by the president or any vice president of Isle to the foregoing effect.

9.04  Pending Actions. No investigation, action, suit or proceeding by any Governmental Authority and no action, suit or proceeding by any other Person, shall be pending on the Closing Date which would reasonably be expected to result in the issuance of an injunction or other Order prohibiting or making illegal the consummation of the transactions contemplated hereby or which challenges this Agreement or any transactions contemplated hereby and which would reasonably be expected to result in the award of material damages against Purchasers or LRGP as a result of the consummation of this Agreement.

9.05  Consents and Approvals. All consents, approvals or authorizations of the Persons who are parties to the Contracts listed in Exhibit I and any Governmental Authority listed in Exhibit I (the “Required Consents”) shall have been duly obtained and shall be in full force and effect as of the Closing Date.

9.06  HSR Act. The waiting period applicable to the consummation of the transactions contemplated hereunder required pursuant to the HSR Act shall have expired.

9.07  Closing Deliveries. At the Closing, Purchasers shall have received copies of the documents to be delivered pursuant to Article III.

9.08  Title Policy. At the Closing, provided Purchaser shall have complied with Section 6.02, Purchasers shall have received owner’s title insurance policies (or “marked commitments”) dated the Closing Date on ALTA Owner’s Form B-1992 with extended coverage insuring over the standard pre-printed exceptions to title customarily contained in such policies, covering the Real Property described in the Title Reports insuring, as of the Closing Date, the fee simple estate of the Purchasers in such real estate subject only to the Permitted Real Estate Encumbrances and matters caused by the acts or omissions of Purchasers and containing the following endorsements: Access Endorsement, Contiguity Endorsement (if applicable), Same as Survey Endorsement and Location Endorsement. Notwithstanding the foregoing, the delivery of the aforesaid policies (or commitments) shall not be a condition precedent to Purchasers’ obligation to close the transactions contemplated by this Agreement if the condition cannot be satisfied due to any act or omission of any Purchaser. The Purchasers acknowledge that Sellers shall have no obligation to deliver any documents in connection with the issuance of the title policies (or commitments) other than a customary “owner’s affidavit” and “gap undertaking” to induce the title company to insure Purchasers’ title to the Real Property simultaneously with the Closing on the Closing Date.

9.09  Environmental Assessment Report. The Purchasers shall have received the Phase I Report with respect to each parcel of the Real Property and such Phase I Report shall not set forth any material existing violations of any Environmental Law or any “Recognized Environmental Condition” (as that term is defined in ASTM Standard E 1527-00) that require remedial response under Environmental Laws; provided, however, that if the Purchasers fail to engage an environmental consulting firm as provided in Section 5.07 within thirty (30) days of the date hereof, this condition shall be deemed waived by the Purchasers.

9.10  Lien Releases. All holders of Liens and other security interests referenced in Section 7.08 of the Disclosure Schedule shall have agreed to release their respective Liens upon the payment of the amounts set forth in payoff letters in form and substance reasonably satisfactory to the Purchasers.

The Purchasers shall have the right to waive any of the foregoing conditions precedent, except for the conditions set forth in Section 9.05 and Section 9.06.

ARTICLE X

Conditions to Closing Applicable to the Sellers and the Partners

The obligations of the Sellers and the Partners hereunder (including the obligation of the Sellers and the Partners to close the transactions herein contemplated) are subject to the following conditions precedent:

10.01  No Termination. Neither Legends nor Isle shall have terminated this Agreement pursuant to Section 11.01.

10.02  Bring-Down of Purchaser Warranties. All warranties and representations made by Legends and the Purchasers in Article VIII to the Sellers and the Partners shall be true and correct in all material respects (except for warranties and representations which are qualified by Material Adverse Effect or materiality which shall be true and correct in all respects) on and as of the Closing Date with the same effect as if such warranties and representations had been made on and as of the Closing Date, and Legends and the Purchasers shall have performed and complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing Date, and at the Closing, the Sellers and the Partners shall have received a certificate executed by the president, any vice president or manager of Legends and each Purchaser to the foregoing effect.

10.03  Pending Actions. No investigation, action, suit or proceeding by any Governmental Authority, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date which would reasonably be expected to result in the issuance of an injunction or other Order prohibiting or making illegal the consummation of the transactions contemplated hereby or which challenges this Agreement or any transaction contemplated hereby and which claims would reasonably be expected to result in the award of material damages against either the Sellers or the Partners as a result of the consummation of the transactions contemplated hereby.

10.04  HSR Act. The waiting period applicable to the consummation of the transactions contemplated hereunder required pursuant to the HSR Act shall have expired.

10.05  Gaming Authorities. The Gaming Authorities shall have granted Gaming Approval and, if applicable, approved any amendment to the Credit Agreement in connection with the transactions contemplated by this Agreement.

10.06  Closing Deliveries. At the Closing, the Sellers and the Partners shall have received copies of the documents to be delivered pursuant to Article III.

The Sellers and the Partners shall have the right to waive any of the foregoing conditions precedent, except for the conditions set forth in Sections 10.04 and 10.05.

ARTICLE XI

Termination

11.01  Termination. This Agreement may be terminated at any time prior to the Closing as follows, and in no other manner:

(a)  by mutual consent of Legends and Isle;

(b)  by Legends, if at or before the Closing any of the conditions set forth in Sections 9.05 or 9.06 shall have become incapable of fulfillment, and shall not have been waived by Legends; provided, however, that Legends or any of the Purchasers is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(c)  by Isle, if at or before the Closing any of the conditions set forth in Sections 10.04 or 10.05 shall have become incapable of fulfillment, and shall not have been waived by Isle; provided, however, that Isle or any of the Sellers or Partners or LRGP is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(d)  by Isle, within thirty-five (35) days after the date of this Agreement, if the consent of Isle’s lenders under the Credit Agreement to the sale of the Purchased Assets and the LRGP Partnership Interests shall not have been obtained; provided, however, that Isle is not then in material breach of its covenants and agreements under Section 5.10;

(e)  by Legends or Isle, if either the Mississippi Commission votes against or rejects the transfer of the Vicksburg Casino gaming license from RCMV to Legends-Miss or the Louisiana Board votes against or rejects the transfer of the LRGP Partnership Interests to the Legends Louisiana LLCs or either the Mississippi Commission or the Louisiana Board determines McEnery to be “unsuitable”; it being agreed that Legends shall not have such right in the event such vote or rejection results primarily from a determination that Marshall or Kelly is “unsuitable”; or

(f)  by Legends or by Isle, if the Closing of the transactions contemplated by this Agreement shall not have occurred on or before July 31, 2006 (“Drop Dead Date”) or such later date as may have been agreed upon in writing by the parties hereto; provided, however, that the Drop Dead Date shall automatically be extended for up to three successive 30 day periods if all other conditions precedent set forth in Articles IX and X are satisfied or capable of prompt satisfaction except for any Gaming Approval or Liquor Approval, and there have been no indications to the Purchasers and the Sellers and the Partners that the delay in any Gaming Approval or Liquor Approval is a result of any substantive issues with such Gaming Approval or Liquor Approval; provided, further, that the party seeking to terminate the Agreement is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

11.02  Effect of Termination. (a) If this Agreement is terminated and the transactions contemplated by this Agreement abandoned as described in Section 11.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of Sections 1.02, 2.01, 5.11(b), 6.02(d), 11.02, 11.03, 11.04, 15.01, 15.04, 15.07, 15.10 and 15.13 the last sentence of Section 4.01, the penultimate sentence of Section 4.02(a), the last sentence of Section 4.03, the last sentence of Section 5.06, the last sentence of Section 5.07 and the provisions under Section 5.08 relating to the parties’ responsibility for certain costs.

(b)  Except as expressly permitted under the limited exception set forth in the definition of “Losses,” no party to this Agreement shall be entitled to recover from another party to this Agreement or such party’s Affiliates any amount with respect to lost profits, lost sales, business interruption, lost business opportunities or any other consequential, special, indirect or punitive damages.

(c)  Except as expressly provided in Section 11.03(c), nothing in this Article XI shall be deemed to release any party from any Liability resulting from any breach by such party of the provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

11.03  Remedies. (a) In the event the transactions contemplated by this Agreement are not consummated and this Agreement is terminated as a result of any Isle Party having committed a material breach or violation of any of its covenants, obligations and agreements set forth herein and no representation or warranty made herein by Legends or any Purchaser for the benefit of any Isle Party is untrue in any material respect at the time of the termination of this Agreement and neither Legends nor either Purchaser is in continuing breach or violation of any of their material covenants, agreements or obligations under this Agreement, Legends or the Purchasers may recover money damages, seek legal recourse for specific performance or exercise any other rights or remedies available to Legends or the Purchasers resulting from or arising under this Agreement; provided, however, the amount of monetary damages that may be recoverable by Legends or the Purchasers shall be limited as follows:

(i)  $3 million plus reasonably documented Purchasers Expenses; and

(ii)  if Isle or its Affiliates consummate a sale of either or both of the Casinos to a-non Affiliate third Person within 12 months of the termination of this Agreement (a “Subsequent Sale”) or consummate a Subsequent Sale pursuant to a definitive purchase agreement that was entered into within 12 months of the termination of this Agreement and the purchase price for the two Casinos exceeds $240 million (for a Subsequent Sale of both Casinos in a single transaction), or the purchase price for one Casino exceeds $120 million (for a Subsequent Sale of either Casino in a separate transaction), Isle, in addition to the amounts payable pursuant to Section 11.03(a)(i), may be liable to Legends for an amount equal to:

(A)  in the case of a Subsequent Sale of both Casinos, the lesser of (1) the amount by which the purchase price for the two Casinos exceeds $240 million and (2) $7 million; or

(B)  in the case of a Subsequent Sale of one Casino, the lesser of (1) the amount by which the purchase price for one Casino exceeds $120 million and (2) $3.5 million;

provided, however, that the acquisition of Isle by any Person (whether through the purchase of stock or assets or by way of merger, consolidation or other transaction) shall not be deemed to be a Subsequent Sale.

(iii)  “Purchasers Expenses” shall mean any and all reasonably documented costs and expenses incurred by Legends or the Purchasers in connection with (A) the negotiation, execution and performance of this Agreement up to and including the date of termination of this Agreement, including attorneys and accountants fees and expenses, fees and expenses of Lenders and the amounts to be paid by Legends and the Purchasers pursuant to the following Sections of this Agreement (including any amount to be split pursuant to any such Sections): Sections 5.08, 5.11(b) and 6.02(d), the last sentence of Section 4.01, the penultimate sentence of Section 4.02(a), the last sentence of Section 4.03 and the last sentence of Section 5.07, and (B) the costs and expenses incurred to recover amounts paid under Section 11.03(a)(i) and (ii), including reasonable attorneys fees and expenses and court costs.

(b)  The parties agree that the $120 million amount used for purposes of calculating the amount payable by Isle under Section 11.03(a)(ii) is used by the parties solely for purposes of simplicity and under no circumstances shall such amount be deemed in any respect to reflect the value placed on either Casino by the parties hereto.

(c)  The payment of the Earnest Money to Isle pursuant to Section 2.01(b) shall constitute liquidated damages and Legends and the Purchasers and their Affiliates shall have no further Liability to the Isle Parties as a result of any breach of this Agreement or the termination of this Agreement.

11.04  Return of Confidential Information. In the event of termination by Isle or Legends pursuant to Section 11.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated hereby shall be terminated, without further action by any party. If the transactions contemplated hereby are terminated as provided herein:

(a)  Legends and Purchasers shall return all documents and all other materials received from Isle or any of its Affiliates relating to this Agreement or the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Isle; and

(b)  all confidential information received by Legends and Purchasers with respect to the businesses of Isle, Sellers and LRGP, including the Business, shall be treated in accordance with the Confidentiality Agreement dated August 12, 2005 between Isle and Legends, which shall remain in full force and effect notwithstanding the termination of this Agreement.

ARTICLE XII

Indemnification

12.01  Isle, the Sellers’ and the Partners’ Indemnification. (a) Following the Closing, Isle, the Sellers and the Partners (collectively, the “Seller Group”) jointly and severally agree to indemnify, defend and hold Legends, LRGP, the Purchasers and their Affiliates, and their respective managers, members, officers, directors, stockholders and employees (collectively, the “Purchaser Indemnified Person(s)”), harmless against any Losses which may arise out of or be in respect of (i) any breach or violation of this Agreement by any Isle Party , (ii) subject to Section 12.07, any inaccuracy or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by any Isle Party in this Agreement or any certificate delivered in connection herewith on the Closing Date, (iii) subject to Section 12.07, any and all Retained Liabilities and (iv) any Liability for which the Sellers have expressly agreed to indemnify Purchasers pursuant to Article XIII.

(b)  Notwithstanding any other provision of this Agreement, the Seller Group shall, jointly and severally, indemnify LRGP and the Purchaser Indemnified Persons for all Taxes (other than Assumed Taxes) of LRGP, or that relate to, or are imposed upon, the Purchased Assets, the Business or the Transferred Employees, for periods (or portions thereof) ending on or before the Closing Date. In the case of the indemnification of Taxes (other than Transfer Taxes) that are payable with respect to any Straddle Period, the portion of any such Tax that is attributable to the portion of the Straddle Period ending on the Closing Date shall be: (i) in the case of income Taxes of LRGP or any other Taxes resulting from, or imposed on, sales, receipts, uses, transfers or assignments of property or other assets, payments (including wages) to other persons, or any other similar transaction or transactions, the amount that would be payable for the portion of the Straddle Period ending on the Closing Date if the relevant taxpayer had filed a separate Tax Return solely for the portion of the Straddle Period ending on the Closing Date; and (ii) in the case of all other Taxes, an amount equal to the amount of Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

12.02  Limitation. The Purchaser Indemnified Persons right to indemnification pursuant to Section 12.01(a) is subject to the following limitations:

(a)  No Purchaser Indemnified Person shall be entitled to assert any right of indemnification pursuant to Section 12.01(a) for any Losses suffered by such Purchaser Indemnified Person resulting from any inaccuracy or misrepresentation made by the Seller Group (i) in Sections 7.01, 7.02, 7.03, 7.04(b) and (c), 7.06, 7.07, 7.09, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.21 and 7.22 (the foregoing sections are hereinafter referred to as the “Certain Warranty Sections”) after the 18-month anniversary date of the Closing Date and (ii) in Sections 7.18, 7.19 and 7.20 after the later to occur of the (A) third anniversary date of the Closing Date or (B) the 90th day after the expiration of the applicable statute of limitations with respect to matters which arise under such sections. Notwithstanding the foregoing, if notice of breach of any representation or warranty that survives the Closing pursuant to this Section 12.02(a) is given to the Seller Group prior to the time it would otherwise terminate pursuant to this Section 12.02(a), thereby, if applicable, giving rise to a right to indemnification with respect thereto under Section 12.01, such representation or warranty (solely with respect to the subject matter of such indemnification claim) shall survive until resolution of such indemnification claim in accordance with the terms thereof. The warranties set forth in Sections 7.04(a), 7.05 and 7.08 shall survive forever.

(b)  No Purchaser Indemnified Person shall be entitled to indemnification under this Agreement with respect to the Certain Warranty Sections until the aggregate amount of indemnifiable Losses suffered by all Purchaser Indemnified Persons with respect to the Certain Warranty Sections exceeds $750,000 (the “Threshold”), whereupon Purchaser Indemnified Persons shall be entitled to indemnification hereunder by the Seller Group for the aggregate amount of indemnifiable Losses suffered by the Purchaser Indemnified Persons only in excess of the Threshold.

(c)  The Seller Group’s aggregate liability to the Purchaser Indemnified Persons for indemnification claims under this Agreement shall not exceed $40 Million, except in the case of (i) claims for Retained Liabilities, (ii) fraud or criminal acts of the Seller Group and (iii) a breach of a representation or warranty set forth in Section 7.04(a), 7.05 or 7.08; provided, however, that with respect to claims for Retained Liabilities and any breach of a representation or warranty set forth in Section 7.04(a), 7.05 or 7.08, the Seller Group’s aggregate liability to the Purchaser Indemnified Persons for such indemnification claims shall not exceed the Purchase Price (as finally determined) less the aggregate amount of all other indemnification claims of the Purchaser Indemnified Persons hereunder.

12.03  Purchaser Indemnification. (a) Following the Closing, Legends and the Purchasers, on behalf of themselves and their post-Closing subsidiaries (collectively, the “Purchaser Group”), agrees to indemnify, defend and hold Isle, the Sellers and the Partners and each of their Affiliates, and their respective managers, members, officers, directors, stockholders and employees (collectively, the “Seller Indemnified Person(s)”), harmless against any Losses which may arise out of or be in respect of (i) any breach or violation of this Agreement by Legends or the Purchasers, (ii) any inaccuracy or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by Legends and the Purchasers in this Agreement or any certificate delivered in connection herewith on the Closing Date, (iii) any and all Assumed Liabilities and the Agreed Upon LRGP Liabilities, (iv) any claims (other than claims for severance by any employee as a result of the transactions contemplated herein or claims or causes of action arising in connection with employment with LRGP (prior to the Closing Date) or the Sellers) by or on behalf of any Transferred Employee arising after the Closing, or claims by or on behalf of any Offered Employee related to Purchasers’ or their Affiliates’ actions or inaction relative to the process of interviewing, hiring or making offers of employment to the Offered Employee arising before or after the Closing and (v) any Liability for which the Purchasers have expressly agreed to indemnify Sellers pursuant to Article XIII.

(b)  No Seller Indemnified Person shall be entitled to assert any right of indemnification pursuant to Section 12.03(a) for any Losses suffered by such Seller Indemnified Person resulting from any inaccuracy or misrepresentation made by the Purchaser Group in Article VIII (other than in Section 8.04) after the 18-month anniversary date of the Closing Date. Notwithstanding the foregoing, if notice of breach of any representation or warranty that survives the Closing pursuant to this Section 12.03(b) is given to the Purchaser Group prior to the time it would otherwise terminate pursuant to this Section 12.03(b), thereby, if applicable, giving rise to a right to indemnification with respect thereto under Section 12.03(a), such representation or warranty (solely with respect to the subject matter of such indemnification claim) shall survive until resolution of such indemnification claim in accordance with the terms thereof. The warranties set forth in Section 8.04 shall survive forever.

(c)  Notwithstanding any other provision of this Agreement, the Purchaser Group shall indemnify the Seller Indemnified Persons for all Assumed Taxes and for all Taxes of the Purchaser Group or its Affiliates or that relate to, or are imposed upon, the Purchased Assets, the LRGP Partnership Interests or the Business, in each case, for periods beginning after the Closing Date. For purposes of this provision and definition of Assumed Taxes, Taxes that are real or personal property Taxes for any period beginning before and ending after the Closing Date shall be allocated to the portion of the period following the Closing Date as set forth in Section 12.01(b).

12.04  Indemnification Notice. Promptly upon obtaining knowledge of any claim, event, statements of facts or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, any party seeking indemnification under this Article XII (an “Indemnified Party”) shall give written notice of such claim or demand (“Notice of Claim”) to the party from which indemnification is sought (an “Indemnifying Party”), setting forth the amount of the claim. The Indemnified Party shall furnish to the Indemnifying Party, in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of any Indemnifying Party to indemnify, defend and hold the Indemnified Party harmless except to the extent such failure actually prejudices the Indemnifying Party hereunder.

12.05  Indemnification Procedure. (a) If the claim or demand set forth in the Notice of Claim given by the Indemnified Party pursuant to Section 12.04 is a claim or demand asserted by a third party (a “Third Party Claim”), the Indemnifying Party shall have thirty (30) days after the Date of the Notice of Claim to notify the Indemnified Party in writing of its election to defend such Third Party Claim on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such Third Party Claim, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such Third Party Claim. The Indemnified Party shall not pay, settle or compromise such Third party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party elects to defend such Third party Claim, the Indemnified Party shall have the right to participate in the defense of such Third party Claim, at its own expense. If the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations under this Agreement.

(b)  The term “Date of the Notice of Claim” as used in this Article XII shall mean the date the Notice of Claim is deemed delivered pursuant to Section 15.10.

12.06  Tax Effect. The obligation of the Indemnifying Party to indemnify the Indemnified Party pursuant to this Article XII shall be reduced by the amount of any Tax benefit actually realized by the Indemnified Party or any member of its Affiliated group arising in connection with the accrual, incurrence, or payment of any such Losses, and shall be increased by the amount of any Tax detriment actually realized by the Indemnified Party or any member of its Affiliated group arising in connection with the accrual, incurrence, payment or indemnification of any such Losses. The Indemnified Party or any member of its Affiliated group shall be deemed to have “actually realized” a Tax benefit or Tax detriment, respectively, to the extent that the amount of Taxes payable by such Indemnified Party or member of its Affiliated group currently is reduced below or increased above, respectively, the amount of Taxes that such Indemnified Party or member of its Affiliated group would be required to pay but for the accrual, incurrence, payment or indemnification of such indemnified amount.

12.07  Environmental Indemnity. The Purchaser Indemnified Persons shall not be entitled to indemnification under Section 12.01(a)(ii) or (iii) to the extent those subsections cover inaccuracies or breaches of representations or warranties set forth in Section 7.18 or Retained Liabilities that are Environmental Claims, in each case only with respect to the Vicksburg RV Site, if the condition, action, event or circumstance that gave rise to such inaccuracy or breach or such Environmental Claim either (a) was discovered as a result of a Phase II or other intrusive environmental sampling, testing or investigation (collectively, the “Environmental Tests”) at the Vicksburg RV Site; provided, however, that the Purchaser Indemnified Persons may be entitled to seek such indemnification if any such Environmental Test was undertaken in good faith in response to a request or demand by a Governmental Authority, which request or demand (i) has not been solicited or deliberately initiated by any Purchaser Indemnified Person (or any successor owner or operator of the Vicksburg Casino or owner of the Vicksburg RV Site), (ii) does not arise out of a reportable incident that occurs after the Closing Date that is reportable to any Governmental Authority and (iii) is communicated promptly to Isle and Isle is given the opportunity to participate in any and all further communications with such Governmental Authority or (b) arose after the Closing Date in connection with any act or omission by any Purchaser Indemnified Person (or any successor owner or operator of the Vicksburg Casino or owner of the Vicksburg RV Site), including any actions prohibited under Section 14.10 or any inaction in violation of Section 14.10. In the case of any Environmental Claim relating to the Vicksburg RV Site for which neither Isle nor its Affiliates has Liability, Isle shall, at Purchasers’ cost and expense, reasonably cooperate with Purchasers in connection with obtaining any rights from the former owner of the Vicksburg RV Site with respect to such Environmental Claim that Isle may be entitled to under the relevant purchase documents relating to Isle's acquisition of the Vicksburg RV Site. Nothing in this Section 12.07 shall limit Purchasers’ rights provided by Law or otherwise to pursue the former owner of the Vicksburg RV Site or any other parties (except for any Isle Party or any Affiliate of an Isle Party).

12.08  Sole Remedy; Other Limitation. (a) Following the Closing, the indemnification under this Article XII shall be the exclusive remedy for the recovery of monetary damages available to the parties pursuant to this Agreement other than claims of, or causes of action arising from, fraud or fraud based claims or criminal conduct or acts.

(b)  In no event shall an Indemnified Party be entitled to recover twice from both a breach of a representation or warranty and a breach of covenant on the same set of facts relating to an individual breach.

ARTICLE XIII

Pension and Employee Matters

13.01  Employees to be Hired by Purchasers. (a) Upon Closing, LRGP shall continue to employ each person who was employed by LRGP immediately prior to Closing and, effective upon Closing, the Purchasers shall offer employment to each of the other employees who are employed by the Business and who are not on leave of absence or disability immediately prior to Closing, except the Purchasers shall not hire or offer employment to the General Manager of either Casino (collectively, the “Offered Employees”). Notwithstanding the foregoing, each employee of LRGP who is on a leave of absence or disability immediately prior to the Closing (an “LRGP Transferred Employee”) shall be transferred prior to the Closing to employment with Sellers or one of their Affiliates (other than LRGP). The employees of LRGP as of the Closing (or, with respect to the LRGP Transferred Employees, as of the Subsequent Transfer Date) and all other Offered Employees who accept the Purchasers’ offer of employment shall be referred to herein collectively as the “Transferred Employees.”

(b)  The Closing Balance Sheet shall set forth an accrual as a Current Liability for any vacation or holiday pay earned on or prior to the Closing Date for the Transferred Employees.

(c)  Each LRGP Transferred Employee and any other employee of the Business who is disabled or is on leave of absence as of the Closing will continue to be an employee of the Sellers or their Affiliates and will continue to receive benefits from Sellers and their Affiliates, all in accordance with the policies and employee benefit programs of Sellers and their Affiliates as in effect from time to time. Each such employee may apply to the Purchasers for employment when such employee is capable of returning to work and, provided that such employee is capable of performing the job held prior to such leave or disability, the applicable Purchaser shall, or shall cause LRGP to, hire such employee and such employee will become a Transferred Employee as of such date. The date following the Closing on which a person becomes a Transferred Employee pursuant to this Section 13.01(c) is referred to as the person’s “Subsequent Transfer Date.”

(d)  The Sellers and the Partners shall be solely responsible for any severance claims or any other claims or cause of action related to or in connection with employment with LRGP (prior to the Closing) or the Sellers asserted by any Offered Employee who does not become a Transferred Employee. The Sellers and the Partners, jointly and severally, agree to indemnify, defend and hold the Purchasers harmless from and against any Losses the Purchasers suffer resulting from any claim by the Transferred Employees that the transaction gives rise to a right to receive severance payments.

13.02  Workers’ Compensation, Medical Claims and Retirees. (a) The Sellers and the Partners shall remain solely responsible for liability arising from workers’ compensation claims, both medical and disability, or other government-mandated programs which are based on injuries occurring prior to Closing (or with respect to an employee who becomes a Transferred Employees after the Closing Date, the Subsequent Transfer Date) regardless of when such claims are filed. The Purchasers shall be solely responsible for claims of Transferred Employees based on injuries occurring on or after Closing (or with respect to an employee who becomes a Transferred Employees after the Closing Date, the Subsequent Transfer Date).

(b)  The Sellers and the Partners shall remain solely responsible in accordance with their employee welfare benefit plans for the satisfaction of all claims for medical, dental, life insurance, health, accident or disability benefits brought by or in respect of Transferred Employees under any of the Benefit Plans which claims are incurred prior to the Closing (or with respect to an employee who becomes a Transferred Employees after the Closing Date, the Subsequent Transfer Date) regardless of when such claim was filed.

(c)  As of the Closing (or with respect to an employee who becomes a Transferred Employees after the Closing Date, the Subsequent Transfer Date), with respect to former and retired employees of LRGP or the Business who had terminated employment or retired prior to the Closing, the Sellers and the Partners shall be liable for all Liabilities in connection with claims for benefits brought by or in respect of such former or retired employees under any of the Benefit Plans with respect to medical, dental, life insurance, health, accident or disability benefits or otherwise.

13.03  Replacement Benefit Plans. Effective as of Closing, the Purchasers shall provide the Transferred Employees with employee welfare benefit plans, including medical, dental, life insurance, health, accident or disability plans (the “Replacement Benefit Plans”), that Purchaser intends to be substantially comparable, in the aggregate, to the employee welfare benefit plans, including medical, dental, life insurance, health, accident or disability plans, that were provided by the Sellers, the Partners or their Affiliates and that covered such Transferred Employees on the date immediately preceding the Closing Date. To the extent applicable with respect to such Replacement Benefit Plans, Transferred Employees (and their eligible dependents) shall be given credit for their service with Sellers, Partners and LRGP (i) for purposes of eligibility to participate to the extent such service was taken into account under a corresponding Benefit Plan, and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations of the Replacement Benefit Plans. Notwithstanding the foregoing provisions of this Section 13.03, service and other amounts shall not be credited to Transferred Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would result in duplication of benefits.

13.04  401(k) Plan. The Transferred Employees who participate in the Isle of Capri Casinos, Inc. Retirement Trust and Savings Plan (the “Isle 401(k) Plan”) will incur a severance from employment under the Isle 401(k) Plan on the Closing Date (or, if applicable, the Subsequent Transfer Date) and will be entitled to receive a distribution of their benefits from the Isle 401(k) Plan in accordance with the terms and conditions of the Isle 401(k) Plan. After the Closing Date (or, if applicable, the Subsequent Transfer Date), and in accordance with current administrative procedures of the Isle 401(k) Plan and the terms thereof, Isle shall cause to be distributed to such Transferred Employees such notices and forms that are provided to participants who incur a severance from employment so that such Transferred Employees may elect to receive a distribution of their benefits from the Isle 401(k) Plan. Effective as of the Closing Date, the Purchasers shall establish for the Transferred Employees a tax-qualified retirement plan with a 401(k) feature (“Purchasers 401(k) Plan”) that the Purchasers intend to be substantially comparable to the Isle 401(k) Plan. The Transferred Employees shall receive credit for their prior service with the Sellers, Partners and LRGP for purposes of eligibility and vesting under the Purchasers 401(k) Plan. In accordance with the administrative procedures of the Purchasers 401(k) Plan, each Transferred Employee may elect to make a rollover contribution to the Purchasers 401(k) Plan, which rollover contributions shall not include promissory notes for loans made to such Transferred Employee under the terms of the Isle 401(k) Plan unless the Purchasers specifically consent thereto.

13.05  No Assumption of Plans. It is expressly agreed that the Purchasers are not assuming any obligations with respect to any of the Benefit Plans, nor are the Purchasers assuming sponsorship of such Benefit Plans.

13.06  No Third Party Beneficiaries. It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including any Transferred Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

ARTICLE XIV

Certain Other Agreements

14.01  Players’ Club. At the Closing on the Closing Date, Isle shall deliver to Purchaser a database which will include as of approximately the Closing Date only the portion of the Players’ Club database for Isle of customers listed with a home property of the Vicksburg Casino or the Louisiana Casino, consisting of both “active” home property customers that have played at either the Vicksburg Casino or the Louisiana Casino within the 360-day period preceding such date and “inactive” home property customers that have not played at either the Vicksburg Casino or the Louisiana Casino within the 360-day period preceding such date (the “Vicksburg Casino and Louisiana Casino Players List”). The Vicksburg Casino and Louisiana Casino Players List shall be delivered in an electronic medium in a format that shows, at a minimum, the names, account numbers, player history, point liability and redemption history at the Casinos. Isle covenants and agrees that it will not direct mail marketing materials to persons listed in the Vicksburg Casino and Louisiana Casino Players List with the purpose of enticing such persons to visit specifically Isle’s other casinos. Isle covenants and agrees that following the Closing it will not direct mail marketing materials to any Person listed on the Vicksburg Casino and Louisiana Casino Players List unless and until such Person visits another Isle casino after the Closing Date; provided, however, that the foregoing restriction shall not be applicable with respect to any such Person who has visited a casino owned by Isle and its Affiliates other than (or in addition to) either Casino in the 365-day period prior to Closing Date.

14.02  Destruction of Chips. Pursuant to the applicable gaming Laws, the Sellers and LRGP shall, at least thirty (30) days prior to the Closing, submit for approval of the applicable Gaming Authorities a plan for the redemption and destruction of all chips and tokens (both as of the Closing Date and at the conclusion of the redemption period provided in Section 14.03). The Purchasers agree to cooperate fully with the Sellers and LRGP in effectuating the plan that is approved by the Gaming Authorities.

14.03  Post-Closing Redemption of Chips. Pursuant to the applicable gaming Laws, and as approved and directed by the Gaming Authorities, Isle shall, for a period of not less than six (6) months after the Closing, redeem for cash all of the RCMV and LRGP gaming chips and tokens issued prior to the Closing. The procedures implemented by Isle shall be those approved by the Gaming Authorities, a copy of which shall be supplied to the Purchasers as soon as reasonably practicable. The Purchasers acknowledge and agree that to the extent permitted by the Gaming Authorities, at the request of Isle, the Purchasers shall redeem said chips and tokens and Isle shall reimburse the Purchasers for said redemption for amounts actually so redeemed. After the date hereof through the Closing, RCMV and LRGP shall manage the chip liability in the Ordinary Course. Contemporaneously with the Closing, the Purchasers will cause the Casinos to use chips and tokens different than those used by RCMV and LRGP prior to Closing.

14.04  Post Closing Access to Records; Cooperation. (a) Each party agrees to provide the other with reasonable access to all relevant documents and other information which may be needed by such other party for purposes of preparing Tax returns or responding to an audit by any Governmental Authority or for any other reasonable purpose. Such access will be during normal business hours and not subject to time limitations. Further, the Purchasers agree for a period extending five (5) years after the Closing Date not to destroy or otherwise dispose of any records relating to the period prior to its acquisition of the Purchased Assets and the LRGP Partnership Interests. After such five (5) year period, the Purchasers may destroy or otherwise dispose of such records if the Purchasers shall offer in writing to surrender such records to the Sellers and the Partners and the Sellers and the Partners shall fail to agree in writing to take possession thereof during the thirty (30) day period after such offer is made.

(b)  In addition to the access to be provided by the Purchasers to the Sellers and the Partners pursuant to Section 14.04(a), the Purchasers shall allow the Sellers reasonable access to the Casinos and related hotels from and after the Closing Date during normal business hours, upon reasonable notice and without unreasonable interference to the Purchasers or their Affiliates’ business operations to the extent necessary or useful in connection with claims, suits, actions, proceedings or litigation relating to the operation of the Business prior to the Closing Date or any Retained Liability (each, a “Claim”). Purchasers shall, and shall cause LRGP to, (i) cooperate with the Sellers or the Partners and their counsel in, and assist the Sellers or the Partners and their counsel with, any Claim, (ii) make available its personnel (including for purposes of fact finding, consultation, interviews, depositions and, if required, as witnesses), and (iii) provide such information, testimony and access to its books and records, during normal business hours and upon reasonable notice, in each case as shall be reasonably necessary in connection with any Claim, all at the sole cost and expense (not including employee compensation and benefits costs) of the Sellers and the Partners; provided, however, that any such assistance shall not unreasonably interfere with the conduct of the business of Purchasers or LRGP or the performance of any employee’s duties.

(c)  For the avoidance of doubt, the Sellers and the Partners shall control the defense of any Claim that is a Retained Liability or a Retained Asset and shall have the ability to prosecute any counterclaim related thereto on the Sellers or the Partners’ behalf.

14.05  Avoidance of Double Withholding Taxes. The Purchasers and the Sellers hereby agree to adopt the alternative procedure described in Section 5 of the Revenue Procedure 2004-53, 34 I.R.B. 320 as promulgated by the IRS with respect to wage reporting, and F.I.C.A., withholding and similar tax and other collections applicable to the Sellers employees. Sellers shall indemnify and hold Purchasers harmless from any taxes Purchasers incur as a result of Sellers failure to comply with any employment tax matters.

14.06  Bulk Sale Waiver and Indemnity. Subject to the provisions of Section 2.13, the parties hereto acknowledge and agree that no filings with respect to any bulk sales or similar laws have been made, nor are they intended to be made, nor are such filings a condition precedent to the Closing; and, in consideration of such waiver by the Purchasers, the Sellers shall indemnify, defend and hold Purchaser Indemnified Persons harmless against any Losses resulting or arising from such waiver and failure to comply with applicable bulk sales laws.

14.07  Certain Tax Matters.

(a)  The Partners shall cause LRGP to prepare and timely file all Tax Returns of LRGP due on or prior to the Closing Date, in accordance with existing procedures and practices with respect to the treatment of specific items on the returns. To the extent applicable, the Partners, at their sole cost and expense, shall caused to be prepared on behalf of LRGP the IRS Form 1065 (and any comparable state and local tax forms and any related information returns) (collectively “Partnership Returns”) for the year ended on the Closing Date. Each Partnership Return shall be prepared in accordance with existing procedures and practices with respect to the treatment of specific items on the Tax Returns and shall be submitted to Legends for Legends’ review and approval at least thirty (30) days prior to the due date of the return. The Partners shall cause LRGP to timely file all Partnership Returns prepared by the Partners and timely delivered to the Legends in accordance with this Section 14.07(a).

(b)  The Legends Louisiana LLCs shall cause LRGP to prepare and file all Tax Returns of LRGP due after the Closing Date for periods ending on or before the Closing Date. In the event Taxes (other than Assumed Taxes) are due in connection with any Tax Return of LRGP filed after the Closing Date for periods ending on or before the Closing Date, the Seller Group shall pay the amount of such liability to LRGP immediately upon request or at lease three (3) business days prior to the filing of such returns, whichever is later.

(c)  After Closing, upon reasonable written notice, Purchasers, LRGP and the Seller Group shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant tax returns and supporting material. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing assistance. Purchasers, LRGP and the Seller Group will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

(d)  Any Tax refunds that are received by Purchasers, LRGP, or their Affiliates, and any amounts credited against Tax to which the Purchasers, LRGP, or any of their Affiliates become entitled, that relate to LRGP or the Purchased Assets for taxable periods ending on or before the Closing Date shall be for the account of Sellers, except to the extent any such Tax credits or refunds are included as a Current Asset or reduce a Current Liability that is reflected on the Closing Balance Sheet. Purchasers shall pay or cause to be paid to the Sellers or the Partners any such refund or the amount of any such credit within fifteen (15) days after receipt thereof through either a refund or a reduction in actual taxes payable.

14.08  IsleOne Program. The parties agree to cooperate in good faith to make any changes to the treatment of the IsleOne program as provided in this Agreement based upon any requirement or obligation imposed by the Gaming Authorities.

14.09  Use of Isle IP.

(a)  Except as otherwise provided in this Section 14.09, as of the Closing, Legends and the Purchasers shall remove from the Casinos and related hotels and restaurants all use of any trade dress, trademarks, service marks, business or trade names, logos or designs identical or confusingly similar with that owned or currently used by Isle and shall not adopt any trademark, service mark or trade dress which is identical or confusingly similar to the Isle IP, including use of parrots, a Caribbean island motif or combination of the colors aquamarine, purple, pink and yellow (the “Isle Color Combination”) except as provided in Section 14.09(j) below. Legends and the Purchasers shall also, as of the Closing Date, designate a new internet domain name, which shall not contain Isle IP, for each Casino and related hotel. Isle and Purchasers shall cooperate in connection with the removal of any signage as provided in this Section 14.09 and the replacement of signage containing the name of “Legends.” Legends and the Purchasers shall, and shall cause LRGP to, grant Isle and its representatives access to the Properties following the Closing Date in connection with the removal or covering up of any signage containing any Isle IP as provided in this Section 14.09.

(b)  Any exterior signage, which shall include the glass and the frame, attached to the Casinos, the Louisiana Hotels and the Vicksburg Related Properties that bears Isle IP may be removed by Isle or Legends and the Purchasers during the period beginning 14 days prior to the Closing Date and ending on the date that is 21 days following the Closing Date (the “Removal Period”).

(c)  Any interior restaurant signage, which shall include the glass and the frame, located at the Casinos, the Louisiana Hotels and the Vicksburg Related Properties that bears Isle IP shall be removed, replaced or covered up by Isle or Legends and the Purchasers during the Removal Period.

(d)  Any entrance signage, which shall include the glass and the frame, at the Casinos that bears Isle IP shall be removed and replaced by Legends and the Purchasers no later than forty-five (45) days after the Closing Date and shall not be removed by Isle prior to the expiration of such 45-day period without the prior written consent of Legends, provided that Purchasers agree to use commercially reasonable efforts to cover up any Isle IP promptly following the Closing.

(e)  Any reader boards on the exterior signage shall be included in the Purchased Assets and assets of LRGP. If, however, as part of Legends’ exterior signage, Legends does not utilize any such reader boards, then Legends shall notify Isle and Isle shall have the right to remove and retain such reader board at Isle’s sole expense.

(f)  Any highway billboards advertising the Casinos that bear Isle IP shall be changed to remove such Isle IP no later than ninety (90) days after the Closing Date, provided that Purchasers agree to cover up any Isle IP promptly after the Closing.

(g)  All other signage not specifically addressed in this Section 14.09 (whether exterior or interior and including all signage attached to any gaming equipment) wherever located that is transferred hereunder and bears Isle IP shall be removed, replaced or covered up by Legends and the Purchasers no later than ninety (90) days after the Closing Date.

(h)  Any signage, which shall include the glass and the frame, removed by Legends or the Purchasers after the Closing Date that bears Isle IP shall, upon Isle’s request and at Isle’s expense, be delivered to a location designated by Isle.

(i)  Within one hundred twenty (120) days following the Closing Date, Legends and the Purchasers shall remove and destroy or deliver to Isle all Hotel Amenities that contain Isle IP, it being understood that Legends and the Purchasers may use and consume such Hotel Amenities during such one hundred twenty (120) day period.

(j)  Within three (3) years of the Closing Date, Legends and the Purchasers shall have (i) replaced all carpeting in the Casinos and related hotel lobbies (but not the hotel rooms or hallways) and restaurants with carpeting that is not confusingly similar to the carpeting contained in the Casinos and related hotel lobbies and restaurants on the Closing Date, and (ii) repainted the Casinos and related hotels and restaurants with a color combination that is not confusingly similar to the Isle Color Combination. Legends and the Purchasers shall not be required to replace the parrot wallpaper in the Casinos or related hotels, however, when such wallpaper is replaced by Legends or the Purchasers, the replacement wallpaper shall not be confusingly similar to the wallpaper contained in the Casinos and related hotels and restaurants on the Closing Date.

(k)  For purposes of this Section 14.09, “glass and frame” shall not include the pole or structural support of any exterior sign.

(l)  Other than as provided in this Section 14.09, neither Legends, the Purchasers nor any of their respective Affiliates shall use any Isle IP in any form or manner.

14.10  Certain Environmental Matters. (a) Legends and Purchasers acknowledge that the Vicksburg RV Site was built on a former landfill used by the City of Vicksburg that has been closed and that according to the Phase I report listed in Section 7.18(f)(1) of the Disclosure Schedule as of the date of such report there was no disclosure of a violation of any Environmental Law as a result of such closed landfill. Following the Closing, Legends and Purchasers covenant and agree that, except as may otherwise be required by Law, they shall not, and shall cause their Affiliates not to, (a) construct, install, maintain or operate a well at the Vicksburg RV Site, (b) disturb or remove any contamination that is in-place under the Vicksburg RV Site or (c) interfere with any engineered or natural barriers to the migration of any waste in place under the Vicksburg RV Site. In addition, Legends and Purchasers shall comply with any institutional controls or restrictions on the use of the Vicksburg RV Site imposed or adopted by any Governmental Authority. Nothing in this Section 14.10(a) shall prohibit the Purchasers from making repairs or improvements (except a well) to the Vicksburg RV Site so long as the engineered or natural barriers to the migration of any waste in place under the Vicksburg RV Site remain in place.

(b)  Following the Closing, if requested by Isle, and upon reasonable notice, Purchasers shall grant Isle reasonable access to inspect the Vicksburg RV Site for purposes of inspecting the closed landfill provided Isle does not disrupt the Business in any material respect.

(c)  Following the Closing, Purchasers shall notify Isle of any Release which is required to be reported to any Governmental Authority by any Environmental Law or of any discovery of the presence of Hazardous Materials on the Vicksburg RV Site, within a reasonable prompt time following the Release or discovery.

(d)  The restrictive and affirmative covenants set forth in Sections 14.10 (a), (b) and (c) shall be referred to, collectively, as the “Vicksburg RV Environmental Covenants.”

(e)  If Purchasers sell, transfer, lease or otherwise convey, directly or indirectly, any interest in the Vicksburg RV Site and the purchase and sale agreement, deed, lease or other transfer or conveyance documents conveying, transferring or assigning, as applicable, any interest in the Vicksburg RV Site do not contain affirmative and restrictive covenants substantially similar to the Vicksburg RV Environmental Covenants, Purchasers shall indemnify Isle and its Affiliates for 50% of any Liability that Isle or its Affiliates incur as a result of the failure of any successor owner’s observance or compliance with the Vicksburg RV Environmental Covenants.

ARTICLE XV

Miscellaneous

15.01  Cost and Expenses. Subject to Section 11.03(a)(i), the Purchasers will pay their own costs and expenses (including attorneys’ fees, accountants’ fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the purchase of the Purchased Assets and LRGP Partnership Interests and the other transactions contemplated by this Agreement (except as otherwise specifically provided for herein); and the Sellers and the Partners will pay their costs and expenses (including attorneys’ fees, accountants’ fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the sale of the Purchased Assets and LRGP Partnership Interests and the other transactions contemplated by this Agreement (except as otherwise specifically provided for herein).

15.02  Entire Agreement. The Disclosure Schedule and the exhibits referenced in this Agreement are incorporated into this Agreement and together contain the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof, except for the Confidentiality Agreement dated August 12, 2005 between Isle and Legends which shall survive. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party or parties to be bound thereby.

15.03  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

15.04  Assignment, Successors and Assigns. The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties; provided, however, that Legends and each Purchaser may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to one or more of its Affiliates, in which event all the rights and powers of Legends or such Purchaser and remedies available to it under this Agreement shall extend to and be enforceable by each such Affiliate; and provided, further, that Legends, the Purchasers and their Affiliates may assign, in whole or in part, its or their rights under this Agreement (other than any rights granted to Legends, Purchasers and their Affiliates under Article XII) to the Lender. Notwithstanding the foregoing, in no event shall Legends or any Purchaser assign all or any part of its rights under this Agreement if doing so would adversely affect in any manner the parties’ ability to obtain the Gaming Approvals, the Liquor Approvals or any other consent required by a Governmental Authority. Any such assignment or delegation shall not release Legends or any Purchaser from its obligations under this Agreement, and Legends and the Purchasers guarantee to the Isle Parties the performance by each such Affiliate or Lender of its obligations under this Agreement. In the event of any such permitted assignment and delegation, the terms “Legends” and “Purchasers” as used in this Agreement shall be deemed to refer to each such Affiliate of Legends or Purchasers where reference is made to actions or to be taken with respect to the acquisition of the Business or Purchased Assets or the LRGP Partnership Interests, and shall be deemed to include Legends and the original Purchasers and each such Affiliate. Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. For the avoidance of doubt, the rights granted to Legends and Purchasers under Article XII are not transferable, including to any successor of the Business.

15.05  Severability. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provisions had not been originally incorporated herein, as the case may be.

15.06  Headings. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

15.07  Governing Law; Dispute Resolution; Waiver of Jury Trial. (a) The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware, without regard to any applicable conflict of laws.

(b)  All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement (other than with respect to matters referred to in Sections 2.09(d) and 2.12) shall be instituted in the courts of the State of Illinois or of the United States in the State of Illinois, in either case sitting in Chicago, Illinois. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Illinois and of the United States sitting in the State of Illinois in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party irrevocably waives any defense or objection it may now or hereafter have based on forum non conveniens and waives any objection to venue of any action instituted hereunder.

(c)  Each party hereby irrevocably waives the right to a trial by jury in any litigation in any court with respect to, in connection with, or arising out of, this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof. This waiver is informed and freely made.

15.08  Press Releases. Pending Closing, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated, and agreed to by Legends and Isle, except to the extent disclosures are required by Law or to obtain the Gaming Approvals or Liquor Approvals, in which case the parties shall act in accordance with the provisions of Article IV.

15.09  U.S. Dollars. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars.

15.10  Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by facsimile or sent by reputable overnight delivery service and properly addressed as follows:

To Legends or the Purchasers:

Legends Gaming, LLC

160 S. LaGrange Road

Frankfort, IL 60423

Fax: (815) 469-1184

Attention: William J. McEnery and G. Dan Marshall

With Copy To:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Fax: (312) 558-5700

Attention: Joseph A. Walsh, Jr.

To Isle, LRGP, the Partners or the Sellers:

Isle of Capri Casinos, Inc.

1641 Popps Ferry Road

Biloxi, MS 39532

Fax: (228) 396-2634

Attention: Greg Guida

Senior V.P. of Development and Legal Affairs

With Copy To:

Mayer, Brown, Rowe & Maw LLP

71 S. Wacker Drive

Chicago, IL 60606

Fax: (312) 701-7711

Attention: Paul W. Theiss

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

(b)  All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 15.10 if delivered personally or air courier, shall be effective upon delivery; if sent by facsimile, shall be delivered upon receipt of proof of transmission.

15.11  No Third-Party Beneficiary. Except as expressly provided in Article XII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

15.12  Disclosures. A disclosure by the Isle Parties in any Section of the Disclosure Schedule contained herein that is sufficient to reasonably inform Legends and Purchasers of information required to be disclosed in another Section of the Disclosure Schedule shall be deemed for purposes of the Agreement, including exceptions to certain representations and warranties, to have been made with respect to such other Section of the Disclosure Schedule.

15.13  Specific Performance. Each party hereby acknowledges that money damages may not be a sufficient remedy for any breach of this Agreement and that irreparable harm could result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties under this Agreement may be enforceable by a decree of specific performance issued by any court of competent jurisdiction (in accordance with Section 15.07(b)), and appropriate injunctive relief may be applied for and granted, if appropriate, in connection therewith.

1321671 94137007

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LEGENDS GAMING, LLC

By:   /s/ William J. McEnery
Name:  William J. McEnery
Title:  Chairman

LEGENDS GAMING OF MISSISSIPPI, LLC

By:  /s/ William J. McEnery
Name:  William J. McEnery
Title:  Chairman

LEGENDS GAMING OF LOUISIANA-1, LLC

By:   /s/ William J. McEnery
Name:  William J. McEnery
Title:  Chairman

LEGENDS GAMING OF LOUISIANA-2, LLC

By:   /s/ William J. McEnery
Name:  William J. McEnery
Title:  Chairman

ISLE OF CAPRI CASINOS, INC.

By:  /s/ Timothy M. Hinkley
Name:  Timothy M. Hinkley
Title:  President

1321671 94137007 S-

RIVERBOAT CORPORATION OF MISSISSIPPI-VICKSBURG

By:  /s/ Timothy M. Hinkley
Name:  Timothy M. Hinkley
Title:  President

LOUISIANA RIVERBOAT GAMING PARTNERSHIP

BY CSNO, L.L.C., ITS PARTNER

By:  /s/ Timothy M. Hinkley
Name:  Timothy M. Hinkley
Title:  President

CSNO, L.L.C.

By:  /s/ Timothy M. Hinkley
Name:  Timothy M. Hinkley
Title:  President

LRGP HOLDINGS, L.L.C.

By:  /s/ Timothy M. Hinkley
Name:  Timothy M. Hinkley
Title:  President

IOC HOLDINGS, L.L.C.

By:  /s/ Timothy M. Hinkley
Name:  Timothy M. Hinkley
Title:  President

1321671 94137007 S-

Exhibits

Exhibit	Description	Section Reference
A	Definition of Current Assets	Definitions
B	Definition of Current Liabilities	Definitions
C	Escrow Agreement	2.01(a)
D	Inventory Valuation Principles	2.09(b)
E	Non-Compete Agreement	3.04
F	ROFR Agreement	3.05
G	Transition Services Agreement	3.06
H	EBITDA Example	2.08
I	Required Consents	9.05

Disclosure Schedules

Section	Description
1.01(a)	LRGP Land
1.01(b)	Permitted Real Estate Encumbrances
2.02(g)	Mississippi Land and IOC Holdings Land
2.03(b)	Other Retained Assets
2.03(g)	Vicksburg Real Estate
2.06(a)(ii)	Other LRGP Transferred Assets
2.06(b)(vi)	Certain LRGP Contract
5.03	Pending Closing
5.04(a)	Capital Expenditures
6.01(a)	Year-End Financial Statements
6.01(b)	Six-Month Financial Statements
7.03(a)	Exceptions to No Violations or Consents
7.03(b)	Required Consents
7.05	Broker
7.06	Exceptions to Sufficiency of Assets
7.07	Related Party Transactions
7.08	Exceptions; Liens
7.09	Condition of Assets
7.10(a)	Real Property
7.11	Litigation and Compliance with Laws
7.12	Intellectual Property
7.13	Material Contracts
7.14(a)	Financial Statements and Related Matters
7.15	Changes Since the Balance Sheet Date
7.16	Insurance
7.17	Licenses, Franchises, Permits and Other Governmental Authorizations Related to the Business
7.17(c)	Gaming Authority Sanctions
7.18	Environmental Matters
7.19	Employee Benefit Plans and Employment Agreements
7.20	Taxes
7.22	Customer Database
11.01(d)	Lenders Consent
14.10	Vicksburg RV Site